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                             NOTE PURCHASE AGREEMENT              EXHIBIT 10.21

         This Note Purchase Agreement (this "Agreement"), dated as of March 14, 1996, is by and between SPAN INSTRUMENTS, INC., a Texas corporation (the "Company"), and STRATFORD CAPITAL PARTNERS, L.P., a Texas limited partnership (the "Purchaser"). Capitalized terms used in this Agreement are defined in
Section 11.1.

         To induce Purchaser to purchase the Senior Subordinated Note from the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

I.       DESCRIPTION OF SENIOR SUBORDINATED NOTE AND COMMITMENT

         1.1 Description of Senior Subordinated Note. The Company will authorize the issuance and sale of its Senior Subordinated Note which shall be dated as of the Closing Date, shall be in the aggregate original principal amount of $5,000,000 and shall bear interest at the fixed rate of 12.5% per annum; provided, however, that upon the occurrence of any Event of Default, and during the continuation thereof, the unpaid principal amount of the Senior Subordinated Note shall bear interest at the rate of 15.5% per annum. Interest on the Senior Subordinated Note shall be computed on the basis of the actual number of days elapsed over a three hundred-sixty (360) day year. The Senior Subordinated Note shall be substantially in the form attached hereto as Exhibit A.

         1.2 Commitment; Funding of the Senior Subordinated Note. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, the Senior Subordinated Note in the principal amount of $5,000,000 at a price of one hundred percent (100%) of such principal amount. The Senior Subordinated Note will be delivered to Purchaser in fully registered form, and shall be issued in its name or the name of its nominee. Simultaneously with purchase of the Senior Subordinated Note, pursuant to the Senior Loan Agreement, the Senior Lender will provide the Company with a revolving loan facility in an amount not to exceed $12,000,000 and a term loan facility in an amount not to exceed $2,000,000. The Company expects that a total of approximately $6,500,000 will be advanced by the Senior Lender to the Company on the Closing Date.

         1.3 Processing Fee. The Company shall pay to Purchaser a processing fee in the amount of $100,000 (less $25,000 paid to Purchaser by the Company prior to the Closing Date in consideration of the issuance of the commitment letter by Purchaser which amount has been fully earned and is non-refundable), in immediately available funds, on the Closing Date, which shall be deemed fully earned and nonrefundable on the Closing Date. Purchaser may, at its option, deduct the net amount (i.e., $75,000) of the processing fee from the purchase price of the Senior Subordinated Note.

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         1.4 Use of Proceeds. The proceeds from the sale of the Senior
Subordinated Note shall be used solely to (a) provide working capital for the Company and (b) finance Capital Expenditures (subject to the limitations set forth in Section 7.9 hereof).

II.      PAYMENT AND PREPAYMENT OF SENIOR SUBORDINATED OBLIGATIONS

         2.1 Principal and Interest Payments. Principal and interest on the Senior Subordinated Note shall be due and payable as follows:

             (a) Except as otherwise provided pursuant to the terms of Section
         2.3 hereof, the entire principal amount of the Senior Subordinated Note shall be due and payable in full on the Termination Date.

             (b) Interest shall be due and payable (i) quarterly in arrears on the last Business Day of each fiscal quarter of the Company, commencing May 31, 1996, and (ii) on the Termination Date.

         2.2 Optional Prepayments.

             (a) Unless otherwise provided in this Section 2.2(a), at the Company's option, upon notice given as provided below, the Company may, at any time and from time to time, prepay all or any part of the principal of the Senior Subordinated Note, by payment to Purchaser of an amount equal to (i) the principal amount to be prepaid, plus (ii) accrued unpaid interest on the principal amount so prepaid, plus (iii) any expenses for which Purchaser may be entitled to receive payment or reimbursement hereunder or, if the Senior Subordinated Note is being prepaid in full, the aggregate amount of all other Senior Subordinated Obligations, plus (iv) a premium equal to the percentage of the principal amount so prepaid which is applicable in accordance with the following table based on the date on which such prepayment is made (a "Prepayment Fee"):

         Prepayment Date                                           Premium
         ---------------                                           -------
         Closing Date through March 14, 1998                          3%
         March 15, 1998 through March 14, 1999                        2%
         March 15, 1999 and thereafter                                0%

         Notwithstanding this Section 2.2(a), prepayment of all or any part of the principal amount of the Senior Subordinated Note by the Company shall not be permitted prior to March 14, 1997, unless such prepayment is made upon consummation of the Merger, and then only if the Company prepays the Senior Subordinated Note in full, together with the Prepayment Fee required pursuant to this Section 2.2(a).

             (b) Each partial prepayment under this Section 2.2 shall be in a principal amount of not less than $1,000,000 or, if greater than $1,000,000, then in integral

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         multiples of $100,000. Each prepayment under this Section 2.2 shall be applied first to accrued interest on the principal amount prepaid, second to any applicable Prepayment Fee, third to installments of principal, and fourth to any expenses to which Purchaser may be entitled. The amount of any such prepayment may not be reborrowed by the Company. The Company shall give notice of any optional prepayment to Purchaser not less than thirty (30) days nor more than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which prepayment is to be made and the principal amount (together with accrued interest and any applicable Prepayment Fee) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount shall become due and payable on the specified prepayment date, unless such notice is withdrawn by the Company in writing within five (5) days of giving such notice. The Company shall have no right to prepay the Senior Subordinated Note except as provided in this Section 2.2 or in Section 2.3.

         2.3 Mandatory Prepayments. Any prepayment under this Section 2.3 shall be applied first to accrued interest, second to any applicable Prepayment Fee (as determined in accordance with the table set forth in Section 2.2(a)), third to installments of principal and fourth to any expenses and/or damages for which Purchaser may be entitled. The amount of any such mandatory prepayment may not be reborrowed by the Company. The amount of any prepayment required under this
Section 2.3 shall be reduced by the amount of any prepayment required under the Senior Loan Agreement resulting from the same event triggering the prepayment requirement contained in this Section 2.3. The Company shall make mandatory prepayments in each of the following circumstances:

             (a) In the event of any Public Offering by the Company or any of its Subsidiaries of any of the Company's or any of its Subsidiaries' debt or equity securities in which the net proceeds of such Public Offering are equal to or in excess of $15,000,000, the Company shall prepay the Senior Subordinated Obligations in an amount equal to the aggregate amount of all Senior Subordinated Obligations (including any applicable Prepayment Fee), such prepayment to be made within five (5) Business Days of receipt by the Company of such net proceeds.

             (b) If during any fiscal year the Company shall sell or otherwise dispose of (other than sales of inventory in the ordinary course of business and other than as permitted by Section 6.8 or Section 7.3) all or any material portion of the assets of the Company or any Subsidiary in a single transaction or series of transactions, then the Company shall prepay the Senior Subordinated Obligations in an amount equal to the lesser of (i) the aggregate net cash proceeds received by the Company from such sales or other dispositions (after (A) payment of legal fees, accounting fees, taxes or other amounts payable by the Company with respect thereto and (B) any mandatory payments and prepayments in permanent reduction of the Senior Debt required under the Senior Loan Agreement made with respect thereto) or (ii) the aggregate amount of all Senior Subordinated Obligations (including any applicable Prepayment Fee), such prepayment to be made within five (5) Business Days of any such sale.



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             (c) In the event of any sale or other disposition of more than fifty percent (50%) of the outstanding voting stock of the Company or any Subsidiary in a single transaction or series of transactions, the Company shall prepay the Senior Subordinated Note in an amount equal to the aggregate amount of all Senior Subordinated Obligations (including any applicable Prepayment Fee), such prepayment to be made within five
         (5) Business Days of any such sale.

             (d) In the event of any merger or consolidation involving the Company or any of its Subsidiaries in which the Company does not retain ownership or management control, the Company shall prepay the Senior Subordinated Note in an amount equal to the aggregate amount of all Senior Subordinated Obligations, such prepayment to be made within five
         (5) Business Days of the date of such merger or consolidation.

         2.4 Additional Payments. Unless otherwise provided herein or in the Other Agreements, all Senior Subordinated Obligations, other than principal and interest on the Senior Subordinated Note, shall be payable by the Company to the Holder thereof, on demand, and shall bear interest from the date of demand until paid at the rate of interest then applicable to the principal amount of the Senior Subordinated Note under Section 1.1. Payment of fees and expenses due and payable on the Closing Date to Purchaser and Purchaser's legal counsel shall be paid in full on the Closing Date.

         2.5 Liquidated Damages. Any Prepayment Fee payable pursuant to Section
2.2 or Section 2.3 shall be payable as liquidated damages for loss of the opportunity to recover loan origination expenses and profits over the balance of the term of this Agreement and not as a penalty.

         2.6 Direct Payment. The Company will pay all sums becoming due hereunder and on the Senior Subordinated Note to Purchaser at the address specified for Purchaser on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for Purchaser on Annex I, or at such other address or in such other form as Purchaser shall have designated by notice to the Company at least five Business Days prior to the date of any such payment, in each case without presentment and without notations being made thereon. All payments by the Company shall be made without set-off or counterclaim. Any wire transfer shall identify such payment as "Span Instruments, Inc., 12.5% Senior Subordinated Note" and shall identify the payment as principal, premium, interest and/or reimbursement of costs and expenses, together with the applicable date or period to which it relates.

         2.7 Payments Payable on Business Days. Payments of all amounts due hereunder or under the Senior Subordinated Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day, together with all interest (if any) accrued in the interim.

         2.8 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or any Other Agreement, the Company shall not be required to pay, and Purchaser

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shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this Section 2.8 shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Purchaser may have contracted for, taken, reserved, charged or received hereunder shall be, at Purchaser's option, (i) applied as a credit against the outstanding principal balance of the Senior Subordinated Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (e) the Company shall have no action against Purchaser for any damages arising due to any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Senior Subordinated Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Senior Subordinated Obligations shall remain at the Maximum Rate until Purchaser shall have received the amount of interest which Purchaser would have received during such period on such Senior Subordinated Obligations had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Other Agreements for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Senior Subordinated Obligations until payment in full so that the rate or amounts of interest on account of the Senior Subordinated Obligations does not exceed the Maximum Rate. The terms of this Section 2.8 shall be deemed incorporated into each Other Agreement and any other document or instrument between the Company and Purchaser or directed to the Company by Purchaser, whether or not specific reference to this Section 2.8 is made.

III.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company as follows:

         3.1 Existence. It is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         3.2 Authority. It has the right and power and authority to enter into, execute, deliver and perform its obligations under this Agreement, and its partners, officers or agents executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         3.3 Investor Status. It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended, and
(ii) has such knowledge, skill,

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sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of the Senior Subordinated Note from the Company and the suitability thereof for Purchaser.

         3.4 Investment for own Account. Except as otherwise contemplated by this Agreement, it is acquiring the Senior Subordinated Note for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

         3.5 Legend on Note. It agrees that the Senior Subordinated Note will bear the appropriate legends referencing restrictions on transfer and will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws.

         3.6 Specific Investment. It was not formed for the specific purpose of acquiring the Senior Subordinated Note or any other security of the Company.

IV.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser that the following statements are true, correct and complete:

         4.1. Corporate Existence and Authority. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of Texas, (b) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Senior Loan Documents, and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

         4.2 Financial Statements. The Company has delivered to Purchaser (a) audited financial statements of the Company as at and for the fiscal year ended August 31, 1995, (b) unaudited financial statements of the Company for the five month period ended January 31, 1996, and (c) cash flow projections and analyses of the Company for the five-year period following the Closing Date together with a written statement of the assumptions underlying them. The financial statements referred to in clause (a) of this Section 4.2 are true and correct in all material respects, have been prepared in accordance with GAAP (except as otherwise noted therein), and fairly present both the financial condition of the Company as of the respective dates indicated therein and the results of the Company's operations for the respective periods indicated therein. The cash flow projections and analyses referred to in clause (c) of this Section 4.2 fairly present the Company's best estimate of the future cash flow position of the Company, based on the Company's historical performance and the Company's knowledge of its business plans and assumptions underlying them. It is the Company's good faith belief that such cash flow projections are reasonably achievable by the Company. At January 31, 1996, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which are, individually or in the aggregate,

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material to the condition, financial or otherwise, or operations of the Company as of that date which are not reflected on such financial statements. There has been no material adverse change in the condition, financial or otherwise, or operations of the Company since December 31, 1995, nor has there otherwise occurred a Material Adverse Effect.

         4.3 Default. Except as disclosed on Schedule 4.3, the Company is not in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound, which default could reasonably be expected to have a Material Adverse Effect. The Company is paying its debts as they become due, excluding amounts due to vendors and suppliers of the Company.

         4.4 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance by the Company of this Agreement, the Senior Loan Documents and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Company and do not and will not violate its Articles of Incorporation or By-laws or any law applicable to the Company or any order known to the Company of any court, governmental authority or arbitrator having jurisdiction over the Company, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. Except as set forth on Schedule 4.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company of this Agreement, the Senior Loan Documents, and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in Schedule 4.4 have been obtained or will be obtained by Senior Lender within thirty (30) days of the Closing Date. The Company is not in violation of (i) any term of its Articles of Incorporation or By-laws, (ii) any contract or agreement the violation of which could reasonably be expected to have a Material Adverse Effect or (iii) any judgment or decree binding upon the Company. The Company is in full compliance with all applicable laws, regulations and rules.

         4.5 Environmental Condition of the Property. Except as disclosed on
Schedule 4.5:

             (a) The location, construction, occupancy, operation and use of the Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (as referred to in this Section 4.5, collectively, "applicable laws");

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             (b) Without limitation of clause (a) of this Section 4.5, neither the Company nor the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

             (c) To the best of its knowledge, the Company is not subject to any liability or obligation relating to (i) the environmental conditions on, under or about the Property, including, without limitation, the soil and ground water conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance;

             (d) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any Property;

             (e) The Company has taken reasonable steps to determine and hereby represents and warrants that, to the best of its knowledge, no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Property, and the use which the Company makes and intends to make of the Property does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from the Property; and

             (f) The Company has been issued all required federal, state and local licenses, certificates or permits relating to, and the Property, the Company and the Company's facilities, business, assets, leaseholds and equipment are all in compliance in all respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters.

         4.6 Solvency. After giving effect to the transactions contemplated by the Senior Loan Agreement, this Agreement and the Other Agreements, the Company will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and

             (a) the assets of the Company, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company;

             (b) current projections which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect the Company's judgment based on present circumstances, the most likely set of conditions and the Company's most likely course of action for the period projected, demonstrate that the Company will have sufficient cash flow to enable it to pay its debts as they mature; and

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             (c) the Company does not have an unreasonably small capital base with which to engage in its anticipated business.

For purposes of clause (a) of this Section 4.6, the "fair valuation" of the assets of the Company shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, deeming the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

         4.7 Litigation and Judgments. Except as disclosed on Schedule 4.7, there is no action, suit, proceeding or, to the best of the Company's knowledge, investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, this Agreement, the Senior Loan Documents and/or the Other Agreements. Except as disclosed on Schedule 4.7, there are no outstanding judgments against the Company. None of the matters listed on Schedule 4.7 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         4.8 Rights in Properties; Liens. The Company has good and indefeasible title to all properties and assets reflected on its balance sheets, and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company has the exclusive right to use all of the Intellectual Property necessary to its business as presently conducted, and the Company's use of the Intellectual Property does not infringe on the rights of any other Person. To the best of the Company's knowledge, no other Person is infringing the rights of the Company in any of the Intellectual Property. Except with respect to computer software programs used in the ordinary course of business, the Company owes no royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

         4.9 Enforceability. This Agreement, the Senior Loan Documents and the Other Agreements to which the Company is a party, when delivered, shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, (b) general principles of equity and (c) rights to indemnification may be limited by applicable securities laws.

         4.10 Indebtedness. The Company has no Indebtedness, except Permitted Indebtedness. All Indebtedness owed by the Company to any Affiliate is set forth on Schedule 4.10.

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         4.11 Taxes. The Company has filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and has paid all of its tax liabilities, other than immaterial amounts and taxes that are being contested by the Company in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser. The Company knows of no pending investigation of the Company by any taxing authority or pending but unassessed tax liability of the Company. The Company has made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and the Company is not a party to any tax-sharing agreement.

         4.12 Use of Proceeds; Margin Securities. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Company nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement, the Senior Loan Documents or any Other Agreements to violate Regulations G, T, U or X or to violate the Securities Exchange Act of 1934, as amended.

         4.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Company or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 4.13, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

         4.14 Non-Compete and Employment Agreements. Purchaser has received complete copies of the Non-Compete and the Employment Agreement and all documents executed in connection therewith (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and

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agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Purchaser.

         4.15 Disclosure. No representation or warranty made by the Company in this Agreement, the Senior Loan Documents or any Other Agreement to which the Company is a party contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which the Company has determined has a Material Adverse Effect, or which the Company has determined could have a Material Adverse Effect, that has not been disclosed in writing to Purchaser.

         4.16 Subsidiaries and Capitalization. The Company has no Subsidiaries except as otherwise set forth on Schedule 4.16. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Company on the Closing Date is set forth on Schedule 4.16. No violation of any preemptive rights of shareholders of the Company has occurred by virtue of the transactions contemplated under this Agreement, the Senior Loan Documents or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the Company's capital stock, except pursuant to the Warrant Documents, the Merger Agreement, the Ocala Shareholder Agreement and the Management Shareholder Agreements.

         4.17 Current Locations. Schedule 4.17 identifies (a) the Company's principal place of business and chief executive office, (b) all the locations where the Company maintains any books or records relating to any of its assets,
(c) all other locations where the Company has a place of business, and (d) each address where any of the Company's assets are located. Schedule 4.17 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Company has possession of any material amount of the assets of the Company except as disclosed on Schedule 4.17.

         4.18 Investment Company Act. Neither the Company nor any company controlling the Company is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.19 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.20 Securities Laws. The Company has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Senior Subordinated Note.

         4.21 No Labor Disputes. The Company is not involved in any labor dispute. The Company is not party to any collective bargaining agreement, and there are no strikes or

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
walkouts or union organization of any of the Company's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

         4.22 Brokers. Neither the Company nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Company or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions, except as set forth on Schedule 4.22.

         4.23 Transactions with Affiliates. Except as set forth on Schedule 4.23 hereto, the Company has not entered into any transaction with any director, officer, employee, shareholder, or Affiliate of the Company.

         4.24 Insurance. The amount and types of insurance carried by the Company, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Company and similarly situated.

         4.25 Conduct of Business. On the Closing Date, the Company is engaged only in businesses of the type described in Schedule 4.25.

         4.26 Small Business Concern. The Company is a "small business concern" as defined in Section 103(5) of the Act, which for purposes of size eligibility meets the applicable criteria set forth in Section 121.802(a)(3) of Title 13 of the Code of Federal Regulations.

         4.27 Investments. The Company has not made any advance, loan, extension of credit, or capital contribution to or investment in, or purchased any stock, bonds, notes, debentures, or other securities of any Person, except for (i) Permitted Investments and (ii) Permitted Indebtedness.

V.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         Purchaser's obligations hereunder shall be subject to (a) the performance by the Company of its obligations hereunder which by the terms hereof are to be performed at or prior to delivery of the Senior Subordinated Note, and (b) the satisfaction of the following conditions on or before the Closing Date:

         5.1 Effectiveness of Senior Loan Documents. The Senior Loan Documents shall have been duly executed and delivered by the parties thereto and shall be on terms and conditions satisfactory to Purchaser. All conditions precedent to the making of the Senior Loans shall have been satisfied, or waived with Purchaser's consent.

         5.2 Effectiveness of Senior Subordination Agreement. The Senior Subordination Agreement shall have been duly executed and delivered by the parties thereto, and shall be on terms and conditions which are satisfactory to Purchaser.

         5.3 Minimum Availability. The Company shall have available cash and immediately accessible availability under the Senior Loans in an amount equal to not less than $3,000,000 on the Closing Date after giving affect to the payment of (a) prior indebtedness, (b) all fees payable to Purchaser under the terms of this Agreement, and (c) all costs and expenses arising as a result of the transactions contemplated by this Agreement, the Senior Loan Documents and any Other Agreement to which the Company is a party, and Purchaser shall have received satisfactory evidence thereof.

         5.4 No Litigation; Consummation of Transactions. No injunction, preliminary injunction, or temporary restraining order shall be threatened or shall exist which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) shall be threatened or shall exist with respect to the transactions contemplated herein, which, if adversely determined, could in the judgment of Purchaser have a Material Adverse Effect.

         5.5 Documents. Purchaser shall have received the following, each in form and substance satisfactory to Purchaser:

             (a) Senior Subordinated Note. The Senior Subordinated Note issued in the name of Purchaser duly executed by the Company;

             (b) Warrant and Warrant Documents. The Warrant, duly issued by the Company to Purchaser in the denomination specified on Annex I hereto, along with the other fully executed Warrant Documents and all other documents and instruments required pursuant thereto;

             (c) Junior Subordination Agreements. A junior subordination agreement duly executed in favor of Purchaser by each shareholder and/or Affiliate to whom the Company owes Indebtedness, each in form and substance satisfactory to Purchaser, in its sole discretion;

             (d) Other Agreements. All Other Agreements, duly executed by the parties thereto;

             (e) Insurance. Certified copies of all insurance policies and endorsements thereto required by Section 6.12;

             (f) Approvals and Consents. Copies, certified by the Company, of all consents, authorizations, filings, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement, the Senior Loan Documents or the Other Agreements to which the Company is a party;

             (g) Opinion of Counsel to the Company. The written legal opinion of Gardere & Wynne, L.L.P., legal counsel to the Company in form and substance satisfactory to Purchaser;

             (h) General Certificate of the Company's Secretary. A certificate of the Secretary of the Company together with true, correct and complete copies of the following:

                 (i) Articles of Incorporation. The Articles of Incorporation of the Company, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

                 (ii) Bylaws. The Bylaws of the Company, including all amendments thereto;

                 (iii) Resolutions. The resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Senior Loan Documents, and the Other Agreements to which the Company is a party;

                 (iv) Existence and Good Standing Certificates. Certificates of the appropriate government officials of the state of incorporation of the Company as to its existence and good standing, and certificates of the appropriate government officials in each state where the Company does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

                 (v) Incumbency. The names of the officers of the Company authorized to sign this Agreement and the Other Agreements to be executed by the Company, together with a sample of the true signature of each such officer;

             (i) Senior Loan Documents. Copies of the Senior Loan Documents and each document relating thereto in form and substance satisfactory to Purchaser, and a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the attached documents are a true, correct and complete set of the Senior Loan Documents, that all conditions precedent to funding of the Senior Loans have been met or waived, and that those transactions have been consummated or are being consummated simultaneously with the sale of the Senior Subordinated Note;

             (j) Solvency Certificate. A certificate regarding the solvency of the Company, which includes a pro forma balance sheet and cash flow projections and analyses for the Company, executed by the Chief Executive Officer and the Chief Financial Officer of the Company;

             (k) Sources and Uses Certificate. A certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, setting forth in reasonable detail the sources and uses of funds in the transactions contemplated herein, in the Senior Loan Documents and in the Other Agreements;

             (l) Transaction Certificate. A certificate of the Chief Executive Officer and the Chief Financial Officer of the Company that, to the best of their knowledge after due investigation, all conditions precedent to the effectiveness of this Agreement have been satisfied or waived;

             (m) Environmental Reports. Copies of all environmental reports of an independent environmental consulting firm which have been delivered to the Senior Lender with respect to the Property and all improvements, fixtures and equipment located thereon;

             (n) SBA Documentation. (i) Originals executed by the Company of each of (i) the Size Status Declaration on SBA Form 480 (2-92), and
         (ii) the Assurance of Compliance on SBA Form 652(8-85) and (iii) all information and documentation that Purchaser shall have requested in connection with the preparation and completion of the Portfolio Financing Report on SBA Form 1031;

             (o) Non-Compete Agreement and Employment Agreements. A copy of the Non-Compete and Employment Agreements, each in form and substance satisfactory to Purchaser and a letter agreement executed by each of Donald E. Whitson, John Jul, Brian Day, John Jordon and George A. Yurch, obligating each such Person to execute his/her Non-Compete and/or Employment Agreement at the earlier to occur of (i) one (1) year from the date of this Agreement in the event the Merger has not been consummated or (ii) immediately upon becoming aware that (A) the Merger Agreement has been terminated or (B) good faith negotiations between the Company and Tylan regarding the proposed Merger have ceased; and

             (p) Additional Information, Other Documents and Agreements. Such other information, documents, agreements, commitments and undertakings as Purchaser or Purchaser's counsel shall reasonably request.

         5.6 Material Adverse Change. For the period from November 30, 1995 to the Closing Date, and except for the transactions contemplated by this Agreement, the Other Agreements, and the Senior Loan Documents, there shall have been (a) no occurrence or event which, in Purchaser's opinion, has or could have a Material Adverse Effect, and (b) no occurrence or event which would lead the Company or Purchaser to believe that the Company would fail to meet the cash flow projections delivered to Purchaser pursuant to Section 4.2.

         5.7 Fees. A processing fee in the amount set forth in Section 1.3, shall have been paid to Purchaser. All other fees then payable pursuant to this Agreement (including the fees, expenses and disbursements of the Purchaser's counsel) shall have been paid to Purchaser (or such counsel, as applicable).

         5.8 No Event of Default. No Event of Default or Potential Default shall have occurred and be continuing.

         5.9 Representations and Warranties. All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on the Closing Date.

VI.      AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, from the date hereof and until the Senior Subordinated Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

         6.1 Financial Statements. The Company will furnish to Purchaser:

             (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, beginning with the fiscal year ending August 31, 1996, (i) a copy of the annual audit report of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by a "big six" accounting firm, or other independent certified public accountants of recognized national standing selected by the Company and consented to by Purchaser (provided Purchaser's consent shall not unreasonably be withheld) to the effect that such report has been prepared in accordance with GAAP; (ii) a certificate delivered to Purchaser by such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered to Purchaser simultaneously therewith in accordance with Section 6.2(a); and (iii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year, together with a summary analysis of variances prepared by the Company's management. The annual audit report required hereby shall not be qualified or limited. The Company shall deliver copies of all material reports and correspondence sent to the Company by its independent certified public accountants promptly upon receipt thereof.

             (b) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, other than each fiscal quarter ending August 31, a copy of an unaudited financial report of the Company as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing consolidated and consolidating balance sheets, statements of income, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Company for such period with explanations of significant variances.

             (c) On or before forty-five (45) days prior to the beginning of each fiscal year of the Company, an annual budget or business plan for such fiscal year on a monthly basis, including projected consolidated and consolidating balance sheets, income statements, and cash flow statements for each month of such fiscal year, and, at the beginning of each fiscal quarter, all revisions thereto approved by the Board of Directors of the Company.

         6.2 Certificates; Other Information. The Company will furnish to Purchaser all of the following:

             (a) Concurrently with the delivery of each of the financial statements referred to in Section 6.1(a) and Section 6.1(b), a certificate of an authorized officer of the Company in the form of the officer's certificate attached hereto as Exhibit B (i) stating that no Potential Default or Event of Default has occurred and is continuing or, if such officer has knowledge of a Potential Default or Event of Default, the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with Sections 7.9 and 7.10, (iii) stating that the financial statements attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) the financial condition and results of operations of the Company at the date and for the period indicated therein, (iv) containing a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (v) containing management's discussion and analysis of the business and affairs of the Company which includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period.

             (b) As soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders in their capacity as stockholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party,
         (iv) copies of all press releases and other statements made available generally by the Company to the public generally concerning material developments in the Company's business, and (v) a copy of all material correspondence and reports sent by the Company to the Senior Lender in or outside of the ordinary course of business.

             (c) Promptly, such additional information concerning the Company as Purchaser may reasonably request.

         6.3 Books and Records. The Company will (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books against its earnings such allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

         6.4 Financial Disclosure. The Company hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to Purchaser copies of any of the Company's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Purchaser any information they may have concerning the Company's financial status and business operations. The Company hereby irrevocably authorizes all federal, state and municipal authorities to furnish to Purchaser copies of reports or examinations relating to the Company, whether made by the Company or otherwise.

         6.5 Disclosure of Material Matters. The Company will, immediately upon learning thereof, report to Purchaser (a) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets including, without limitation, changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, and (b) any material adverse change in the relationship between the Company and any of its suppliers or customers.

         6.6 Performance of Obligations. The Company will duly and punctually pay and perform its obligations under this Agreement, the Senior Loan Documents and the Other Agreements to which it is a party.

         6.7 Preservation of Existence and Conduct of Business. The Company will preserve and maintain its corporate existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

         6.8 Maintenance of Properties. The Company will operate and maintain in good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and properties which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and properties are maintained and preserved. The Company will at all times maintain the Intellectual Property in full force and effect, and will defend and protect the Intellectual Property against all adverse claims.

         6.9 Payment of Taxes and Claims. The Company will pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by the Company or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, the Company will not be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser.

         6.10 Compliance with Laws. The Company will comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of the Company's business if noncompliance with such acts, rules, regulations or orders could have a Material Adverse Effect; provided, however, the Company may contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Purchaser.

         6.11 Payment of Leasehold Obligations. The Company will at all times pay, when and as due, its rental obligations under all leases under which it is a tenant or lessee, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Purchaser's request, will provide evidence of its having done so; provided, however, the Company may contest or dispute its obligations under such leases by appropriate actions or proceedings diligently pursued if adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Purchaser. The Company shall not, without Purchaser's prior written consent, modify in any material respect, or cause or permit the termination of such leases.

         6.12 Insurance. The Company will maintain, with financially sound, reputable and solvent companies, insurance policies acceptable to Purchaser (a) insuring its assets against loss by fire, explosion, theft and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (b) insuring it against liability for personal injury and property damages relating to its assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business, and insuring such other matters as may from time to time be requested by Purchaser. All general liability policies shall be endorsed in favor of Purchaser as an additional insured. The Company shall provide copies of all such insurance policies to Purchaser within ten (10) days following Purchaser's request for the same. The Company shall (i) pay, or cause to be paid, all premiums for such insurance on or before the date such premiums become due, (ii) furnish to Purchaser satisfactory proof of the timely making of such payments, (iii) deliver all renewal policies to Purchaser at least five (5) days before the expiration date of each expiring policy and (iv) cause such policies to require the insurer to give notice to Purchaser of termination of any such policy at least thirty (30) days before such termination is to be effective. If the Company fails to provide and pay for any such insurance, Purchaser may, at its option, but shall not be required to, pay the same and charge the Company therefor.

         6.13 Inspection Rights. At any reasonable time and from time to time, the Company will permit representatives of Purchaser to examine and make copies of the books and records of, and visit and inspect the properties of, the Company, and to discuss the business, operations, and financial condition of the Company with its respective officers and employees and with its independent certified public accountants. Such examinations and inspections may include, but are not limited to, audits of the application of proceeds from the Senior Subordinated Notes. In accordance with the terms of Section 12.1 hereof, the Company will promptly reimburse Purchaser for all reasonable expenses incurred by representatives of Purchaser in connection with such inspections.

         6.14 Notices. The Company will promptly, but in any event within two
(2) Business Days after first becoming aware thereof, notify Purchaser in writing of:

              (a) the commencement of any event, including but not limited to, any action, suit, or proceeding against the Company, that could have a Material Adverse Effect, which notice shall specify the nature of such event and what action the Company has taken or is taking or proposes to take with respect thereto;

              (b) the occurrence of an event of default, or an event which with the passage of time or giving of notice or both constitutes an event of default under the Senior Loan Documents or under any instrument or agreement evidencing any other Indebtedness of the Company, which notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto; or

              (c) The occurrence of a Potential Default or an Event of Default, which notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto.

Any notification required by this Section 6.14 shall be accompanied by a certificate of the Chief Executive Officer or Chief Financial Officer setting forth the details of the specified events and the action which the Company proposes to take with respect thereto.

         6.15 Senior Loan Document Amendments. The Company shall promptly provide Purchaser with copies of all proposed amendments to the Senior Loan Documents and of all other loan agreements to which the Company is a party.

         6.16 Further Assurances. The Company shall execute and deliver to Purchaser from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents as Purchaser may reasonably request, in order that the full intent of this Agreement and the Other Agreements may be carried into effect.

         6.17 Compliance with ERISA and the Code. The Company will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to any liability thereunder. The Company will pay and will cause each other member of any Controlled Group to pay when due any amount payable by it to the Pension Benefit Guaranty Corporation. Promptly after the filing thereof, the Company shall furnish to Purchaser with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

         6.18 Compliance with Regulations G, T, U and X. Neither the Company nor any Person acting on its behalf will take any action which might cause this Agreement, the Senior Subordinated Note, the Warrant Documents, the Senior Loan Documents or any Other Agreements to violate, and the Company will take all actions necessary to cause compliance with, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         6.19 Board Observation and Membership. The Company will deliver to Purchaser a copy of the minutes of and all materials distributed at or prior to all meetings of the Board of Directors of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit each Holder (other than Purchaser) to designate one
(1) person, and, provided that Purchaser either (i) has not designated a director under Subsection (d) hereof or (ii) has designated a director under Subsection (d) hereof who is not an employee of Purchaser, permit Purchaser so long as Purchaser is a Holder or owns any stock, warrants or other equity interest in the Company, to designate one (1) person to attend all meetings of the Company's Board of Directors as an observer, (b) provide such designee(s) not less than ten (10) calendar days' actual notice of all regular meetings and five (5) calendar days' actual notice of all special meetings of the Company's Board of Directors, (c) permit such designee(s) to attend such meetings as an observer, (d) permit Purchaser to designate one (1) Person to serve as a member of the Company's Board of Directors; provided, however, that Purchaser agrees not to designate such Person prior to August 1, 1996, unless a default has occurred under (i) Sections 8.1(a), (c), (f), (g), (j) or (l) of this Agreement or (ii) Sections [6.1(a) or 6.1(d)] of the Senior Loan Agreement, and (e) provide to such designees a copy of all materials distributed at such meetings or otherwise to the Directors of the Company. Such meetings shall be held in person at least quarterly. At all times during the term of this Agreement, the Board of Directors will consist of no more than five (5) members, including one
(1) individual designated by Purchaser, if Purchaser elects to so designate an individual pursuant to Subsection (d) above. The Company agrees to compensate the designee of Purchaser referred to in Subsection (d) above in the same manner as each of the other members of the Company's Board of Directors and agrees to reimburse each observer referred to in Subsection (a) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings.

         6.20 Environmental Costs.

              (a) The Company hereby indemnifies and holds Purchaser harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to the Company.

              (b) To the extent the laws of the United States or any state in which property, leased or owned, of the Company provide that a Lien upon the property of the Company may be obtained for the removal of Polluting Substances which have been released, no later than sixty (60) days after notice is given by Purchaser to the Company, the Company shall deliver to Purchaser a report issued by a qualified, third party environmental consultant selected by the Company and approved by Purchaser as to the existence of any Polluting Substances located upon or beneath the specified property, leased or owned by the Company. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any Person, the Company shall remove, or cause to be removed, such Lien and such Polluting Substance at the Company's expense.

         6.21 The Act. At the request of Purchaser, the Company will promptly correct any defect, error, or omission with respect to the Act which may be discovered in the contents of this Agreement or the Other Agreements or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be reasonably necessary for this Agreement and the Other Agreements, and all transactions contemplated thereby, to comply with the Act.

         6.22. Non-Compete and Employment Agreements. The Company will at all times maintain the Non-Compete and Employment Agreements in full force and effect, and will diligently enforce the Non-Compete and Employment Agreements against any parties thereto who violate or attempt to violate the terms of such Non-Compete and Employment Agreements.

         6.23 Merger. The Company shall promptly provide written notice to the Purchaser immediately upon becoming aware that (i) the Merger Agreement has been terminated, or (ii) good faith negotiations between the Company and Tylan regarding the proposed Merger have ceased.

VII.     NEGATIVE COVENANTS

         The Company covenants and agrees that from the date hereof until the Senior Subordinated Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

         7.1 Indebtedness. The Company will not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness except (a) Permitted Indebtedness; (b) any extension, renewal or refinancing of any Permitted Indebtedness (other than the Senior Loans) on such terms and conditions as are, on the whole, no more onerous to the Company than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing; and (c) any replacement or refinancing of the Senior Loans; provided that (i) the interest rate on such refinancing shall be no greater than the interest rate provided for in the Senior Loan Agreement in effect on the date hereof, (ii) the amortization of principal on such refinancing shall be for no shorter period, and for no greater annual amounts, than the amortization provided for in the Senior Loan Agreement in effect on the date hereof, (iii) the amount so replaced or refinanced shall be no greater than the maximum amount permitted to be outstanding under the Senior Loan Agreement in effect on the date hereof on the date of such replacement or refinancing, (iv) the collateral security for such replacement or refinancing does not extend to assets other than those contemplated by the Senior Loan Agreement in effect on the date hereof (and proceeds thereof) and (v) the other terms and conditions of such replacement or refinancing are, on the whole, no more onerous to the Company than the terms of the Senior Loan Agreement in effect on the date hereof. Any Permitted Indebtedness which is subordinated to the Senior Subordinated Obligations shall continue to be subordinated to the Senior Subordinated Obligations on terms and conditions satisfactory to Purchaser and no prepayments shall be permitted on any such subordinate Permitted Indebtedness incurred by the Company subsequent to the date hereof.

         7.2 Limitation on Liens. The Company will not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, including, but not limited to, its shares of capital stock of each of its Subsidiaries, whether now owned or hereafter acquired, except Permitted Liens.

         7.3 Merger, Acquisition, Dissolution and Sale of Assets. The Company will not (a) become a party to a merger or consolidation (other than the Merger), (b) purchase or otherwise acquire all or a substantial part of the assets of any Person (other than purchases of inventory or equipment in the ordinary course of business) or any shares or other evidence of beneficial ownership of any Person, (c) dissolve or liquidate, (d) form, acquire or permit the existence of any Subsidiary or Subsidiaries other than Ocala or (e) without Purchaser's prior written consent, sell (except inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the Company's business), assign or transfer any of its assets.

         7.4 Restricted Payments. Other than as set forth on Schedule 7.4, the Company will not at any time make or become obligated to make, directly or indirectly, any (a) declaration of any dividend on, or any other payment or distribution in respect of, any shares of the Company, (b) except as otherwise provided for herein, any professional consulting or management fees or any other payments to any shareholders of the Company, (c) payment or distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of the Company or of any warrant, option or other right to acquire such shares (except pursuant to the Warrant Documents), or (d) payment or distribution on account of any Indebtedness of the Company which is subordinate to the Senior Subordinated Note.

         7.5 Loans and Investments. Except for Permitted Investments, the Company will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person.

         7.6 Transactions with Affiliates. Except as contemplated by this Agreement and the Other Agreements, the Company will not enter into any transaction with any director, officer, employee, shareholder, or Affiliate of the Company except transactions (including those permitted by Section 7.5, if any) upon terms which are fair and reasonable and which shall be at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder or Affiliate of the Company.

         7.7 Nature of Business. The Company will not engage in any business other than the businesses set forth on Schedule 4.25, or any business reasonably related thereto.

         7.8 Modification of Senior Loan Agreement. The Company will not agree or consent to any modification, amendment or waiver of any of the terms or provisions of the Senior Loan Documents in effect on the date hereof without Purchaser's prior written consent except as set forth in the Senior Subordination Agreement.

         7.9 Capital Expenditures. The Company will not make any Capital Expenditures if, as a result thereof, the Capital Expenditures of the Company in the aggregate would, as a result thereof, exceed $2,000,000 in any fiscal year of the Company during the term hereof. In the event that the Company enters into a capital lease with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section 7.9, the lesser of (a) the aggregate amount of the present value of all minimum payments (excluding executory costs) due for the entire term of such capital lease, or (b) the cost of such fixed asset at the inception of such capital lease shall be considered expended in full on the date that the Company enters into such capital lease.

         7.10 Financial Covenants.

              (a) Total Liabilities Ratio. The Company and Ocala will maintain a ratio of Total Liabilities to Tangible Net Worth, on a consolidated basis, of not greater than 4.5 to 1.0 from the date hereof through May 31, 1996 and 4.2 to 1.0 at all times thereafter throughout the term of this Agreement.

              (b) Working Capital. The Company and Ocala will maintain Working Capital, on a consolidated basis, of not less than $5,500,000.00 at all times throughout the term of this Agreement. For purposes of this covenant, it is understood and agreed that as of the date of any calculation, the outstanding principal amount owing on the Revolving Loans (as defined in the Senior Loan Agreement) shall not be included in Current Liabilities of the Company or Ocala.

              (c) Tangible Net Worth. The Company and Ocala will maintain a positive Tangible Net Worth, on a consolidated basis, of at least $5,500,000.00 at all times through March 31, 1996, at which time the amount of Tangible Net Worth required to be maintained by the Company and Ocala pursuant to this Section 7.10(c) shall increase by $300,000.00. Thereafter, at the end of each fiscal quarter of the Company and Ocala during the term of this Agreement, the amount of Tangible Net Worth required to be maintained by the Company and Ocala pursuant to this Section 7.10(c) shall be increased by $300,000.00. It is expressly understood and agreed that in no event will the amount of Tangible Net Worth required to be maintained by the Company and Ocala hereunder decrease due to a net loss during any fiscal year of the Company and Ocala.

              (d) Total Debt Coverage Ratio. The Company and Ocala will maintain, on a consolidated basis, as of May 31, 1996 a ratio of (a) EBITDA divided by (b) the sum of Total Debt Interest Expense, current maturities of long-term Total Debt of the Company and Ocala, and all payments on Capital Lease Obligations, of not less than 1.15 to 1.00. Thereafter, the Company and Ocala will maintain, as of the last days of each fiscal quarter of the Company and Ocala during the term of this Agreement a ratio of (a) EBITDA divided by (b) the sum of Total Debt Interest Expense, current maturities of long-term Total Indebtedness of the Company and Ocala, and all payments on Capital Lease Obligations, for the twelve month period ending on such day of not less than 1.35 to 1.0; provided, however, calculations of the Total Debt Coverage Ratio made prior to the fiscal quarter of the Company and Ocala ending February 28, 1997, shall include only fiscal quarters of the Company or Ocala ending after February 29, 1996.

              (e) Total Debt Interest Coverage Ratio. The Company and Ocala will maintain, on a consolidated basis, as of May 31, 1996, a ratio of (a) EBIT divided by (b) Total Debt Interest Expense of not less than 1.25 to 1.0. Thereafter, the Company and Ocala will maintain, on a consolidated basis, as of the last day of each fiscal quarter of the Company and Ocala during the term of this Agreement, a ratio of (a) EBIT dividend by (b) Total Debt Interest Expense, for the twelve (12) month period ending on such day, of not less than 2.0 to 1.0; provided, however, calculations of the Total Debt Interest Coverage Ratio made prior to the fiscal quarter of the Company and Ocala ending February 28, 1997, shall include only fiscal quarters of the Company and Ocala ending after February 29, 1996.

              (f) Debt Interest Coverage Ratio. The Company and Ocala will maintain, on a consolidated basis, as of May 31, 1996, a ratio of (a) EBIT divided by (b) Senior Debt Interest Expense, of not less than 1.9 to 1.0. Thereafter, the Company and Ocala will maintain, as of the last day of each fiscal quarter of the Company and Ocala during the term of this Agreement, a ratio of (a) EBIT divided by (b) Senior Debt Interest Expense, for the twelve (12) month period ending on such day, of 2.25 to 1.0; provided, however, calculations of the Senior Debt interest Coverage Ratio made prior to the fiscal quarter of the Company and Ocala ending February 28, 1997, shall include only fiscal quarters of the Company and Ocala ending after February 29, 1996.

         7.11 Remuneration. The Company will not permit the aggregate amount of salary and other direct and indirect remuneration (including, but not limited to, employee benefits and professional, consulting and management fees and expenses) paid by the Company during any fiscal year to any officer, director or employee, any successor or transferee shareholder of any of the foregoing Person(s) directly or indirectly through such Person(s), or any member of such Person's immediate family, without the prior written consent of Purchaser, to exceed such amount as a publicly traded company of like size and type as the Company would pay during such fiscal year to an officer, director or employee in a similarly situated position, as the case may be.

         7.12 Modification of Non-Compete Agreements and Employment Agreements. The Company will not agree to any modification, amendment or waiver of any of the terms or provisions of the Non-Compete Agreements or the Employment Agreement without Purchaser's prior written consent.

         7.13 Junior Debt Documents. The Company will not agree or consent to any modification, amendment or waiver of any terms or provisions of the Junior Debt Documents as in effect on the date hereof without the Purchaser's prior written consent.

VIII.    EVENTS OF DEFAULT AND REMEDIES THEREFOR

         8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

              (a) The Company shall fail to pay, when due (whether upon acceleration or otherwise), any principal, interest or other sums payable under the Senior Subordinated Note or this Agreement, or shall fail to pay, when due (whether upon acceleration or otherwise), any other Senior Subordinated Obligations;

              (b) The Company shall fail to pay when due and after passage of any applicable notice and cure periods, (whether upon acceleration or otherwise), any Indebtedness in excess of $50,000;

              (c) The Company shall fail to perform or observe any agreement, covenant, term or condition contained in the Senior Subordinated Note or in Sections 6.14, 6.15 6.19 and all of Article VII this Agreement;

              (d) Except as otherwise provided in Section 8.1(c) above, the Company shall fail to perform or observe any agreement, covenant, term or condition contained in this

         Agreement and such failure shall continue unremedied for a period of thirty (30) days after the occurrence thereof;

              (e) The Company shall fail to comply with any agreement, indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties or business (after giving effect to any applicable grace or cure periods), including, without limitation, the Senior Loan Documents and the Other Agreements to which the Company is a party;

              (f) Any representation, warranty or other material information whatsoever made or provided by the Company in connection with this Agreement or otherwise to induce Purchaser to purchase the Senior Subordinated Note or the Warrant was incorrect or misleading in any material respect, when made;

              (g) The Company shall become subject to an Event of Bankruptcy;

              (h) Any judgment or order for payment of money shall be rendered against the Company which exceeds $50,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

              (i) The occurrence or existence of any event of default under the Senior Loan Documents, except for such defaults as have been waived by the Senior Lender;

              (j) The Shareholder shall cease to directly own and control 53.65% of the issued and outstanding shares of voting capital stock of the Company;

              (k) The Company shall use the proceeds of the sale of the Senior Subordinated Note for any other purpose except (i) as set forth in
         Section 1.4 or (ii) as permitted by applicable law;

              (l) The occurrence of a change in management control, directly or indirectly of the Company; or

              (m) Ocala shall revoke or attempt to revoke the guaranty agreement executed by Ocala in favor of Purchaser, or shall repudiate its liability thereunder or shall fail to comply with the terms thereof.

         8.2 Remedies of Holders upon Occurrence of Event of Default. When any Event of Default described in Section 8.1 above, other than any Event of Default described in clause (g) thereof, has occurred and is continuing, Purchaser may (in addition to any other right, power or remedy permitted to Purchaser by law) declare the entire amount of the Senior Subordinated Obligations, including, without limitation, the entire principal, Prepayment Fee (if any) and all interest accrued then outstanding under the Senior Subordinated Note, to be, and the same shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, and in such event the Company shall (subject to the terms of the Senior Subordination Agreement) forthwith pay to Purchaser an amount equal to one hundred percent (100%) of the amount thereof. When any Event of Default described in clause (g) of Section 8.1 above shall occur, all of the Senior Subordinated Obligations, including, without limitation, the entire principal, Prepayment Fee (if any), and all accrued interest then outstanding under the Senior Subordinated Note, shall thereupon be forthwith due and payable without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (including any notice by the Holders of the Senior Subordinated Note), all of which are hereby expressly waived by the Company, and the Company will (subject to the terms of the Senior Subordination Agreement) forthwith pay to Purchaser an amount equal to one hundred percent (100%) of the amount thereof.

         8.3 Annulment of Acceleration. The provisions of the foregoing Section
8.2 are subject to the condition that, if all or any part of the Senior Subordinated Obligations have been declared or have otherwise become immediately due and payable by reason of the occurrence of any Event of Default, Purchaser may, by written instrument delivered to the Company (an "Annulment Notice"), rescind and annul such declaration and the consequences thereof as to the Senior Subordinated Note, provided that (a) at the time such Annulment Notice is delivered no judgment or decree has been entered for the payment of any monies due pursuant to such Senior Subordinated Obligations in connection therewith, and (b) all arrears of interest and all other sums payable on such Senior Subordinated Obligations in connection therewith (except any principal, interest or Prepayment Fee which has become due and payable solely by reason of such declaration under Section 8.2 hereof) shall have been duly paid or deferred by the Holder of the Senior Subordinated Obligations agreeing to such rescission and annulment; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto, and shall not be deemed a waiver of the Event of Default giving rise to the acceleration unless specifically waived in writing by Purchaser.

         8.4 Payment of Senior Subordinated Obligations. Subject to the terms of the Senior Subordination Agreement, Purchaser shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Senior Subordinated Note and payment of all other Senior Subordinated Obligations on the date when due and, upon the occurrence and continuance of an Event of Default, to institute suit against the Company for the enforcement of any such payment. Such rights shall not be impaired without Purchaser's prior written consent.

         8.5 Remedies. Subject to the terms of the Senior Subordination Agreement, if any Event of Default shall occur and be continuing, each and every Holder may exercise any right or remedy it has at law, in equity or under this Agreement or any Other Agreement. No right or remedy conferred upon or reserved to Purchaser under this Agreement or any Other Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to Purchaser may be exercised from time to time and as often as may be deemed expedient by Purchaser.

         8.6 Conduct No Waiver. No course of dealing on the part of Purchaser, nor any delay or failure on the part of Purchaser to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice Purchaser's rights, powers and remedies. If the Company fails to pay, when due, the principal of, Prepayment Fee (if any) or the interest on, the Senior Subordinated Note, or fails to comply with any other provision of this Agreement, the Company shall pay to the Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorney's fees, incurred by Purchaser in collecting any sums due on the Senior Subordinated Note or in otherwise enforcing any of Purchaser's rights.

IX.      SUBORDINATION

         Notwithstanding any provision in this Agreement to the contrary, the Indebtedness evidenced by the Senior Subordinated Note shall be subordinate in right of payment to all regularly scheduled payments of principal and interest with respect to Senior Debt, and Purchaser's rights and remedies hereunder shall be subordinate to the rights and remedies of the Senior Lender, in accordance with the terms of the Senior Subordination Agreement. Nothing contained in this
Article IX or elsewhere in this Agreement, in the Senior Subordinated Note or the Senior Subordination Agreement is intended to or shall impair, as between the Company and Purchaser, the obligations of the Company, which are absolute and unconditional, to pay to Purchaser the principal of, Prepayment Fee (if any) and interest on the Senior Subordinated Note and all other Senior Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Purchaser and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent Purchaser from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Agreement.

X.       FORM OF SENIOR SUBORDINATED NOTE, REGISTRATION, TRANSFER AND
         REPLACEMENT

         10.1 Form of Senior Subordinated Note. The Senior Subordinated Note initially delivered under this Agreement will be a fully registered note on the books of the Company. The Senior Subordinated Note is issuable only in fully registered form in denominations of at least $1,000,000 (or the then-remaining outstanding balance thereof, if less than $1,000,000).

         10.2 Senior Subordinated Note Register. The Company shall cause to be kept at the principal office a register for the registration and transfer of the Senior Subordinated Note. The names and addresses of the Holder of the Senior Subordinated Note, the transfer thereof and the name and address of the transferee of the Senior Subordinated Note shall be recorded in such register.

         10.3 Issuance of New Senior Subordinated Note upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of the Senior Subordinated Note at the office of the Company designated for notices in accordance with Section 12.3 hereof, the Company shall execute and deliver, at its expense, one or more new Senior Subordinated Notes of any authorized denomination requested by the Holder of the surrendered Senior Subordinated Note, each dated the date to which interest has been paid on the Senior Subordinated Note so surrendered (or, if no interest has been paid, the date of the surrendered Senior Subordinated Note), but in the same aggregate unpaid principal amount as the surrendered Senior Subordinated Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Senior Subordinated Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Senior Subordinated Note or by his attorney duly authorized in writing.

         10.4 Replacement of Senior Subordinated Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Senior Subordinated Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation, upon surrender and cancellation of the Senior Subordinated Note, the Company, without charge to the Holder thereof, will make and deliver a new Senior Subordinated Note of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Senior Subordinated Note. If any such lost, stolen or destroyed Senior Subordinated Note is owned by Purchaser or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Senior Subordinated Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Senior Subordinated Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

XI.      INTERPRETATION OF AGREEMENT

         11.1 Certain Terms Defined. When used in this Agreement, the terms set forth below are defined as follows:

         "Act" means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Note Purchase Agreement, including all schedules and exhibits hereto, as the same may be modified, supplemented, extended and/or amended from time to time.

         "Annulment Notice" is defined in Section 8.3.

         "Business Day" means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of Texas.

         "Capital Expenditures" means expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets or incurrence of such expenses by way of increased product or service charges, offset items or otherwise and payments with respect to capitalized lease obligations.

         "Capital Lease Obligations" means, with respect to the Company and Ocala, the obligations to pay rent or other amounts payable under a lease of (or agreement conveying the right to use) real and/or personal property, which obligations are classified as a capital lease on a consolidated balance sheet prepared in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations is the capitalized amount thereof, determined in accordance with GAAP.

         "Closing Date" means the date on which all of the conditions stated in
         Article V of this Agreement have been met to Purchaser's satisfaction and the purchase price for the Senior Subordinated Note has been paid, but in any event not later than March 14, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Company" means Span Instruments, Inc., a Texas corporation, and, unless the context requires otherwise, shall include its Subsidiaries, if any (including, without limitation, for purposes of Articles IV, V, VI, VII, VIII and IX hereof).

         "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

         "Current Assets" means, with respect to the Company and Ocala as of the date of calculation, all assets of the Company and Ocala that, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Company and Ocala.

         "Current Liabilities" means, with respect to the Company and Ocala, all liabilities of the Company and Ocala that, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Company and Ocala.

         "Debt" means, with respect to the Company and Ocala, the Total Debt of the Company and Ocala less the Senior Subordinated Obligations.

         "EBIT" means, with respect to the Company and Ocala and for any period, the sum of (a) the Net Income (or deficit) of the Company and Ocala before provision for income and franchise taxes for such period, plus
         (b) Interest Expense of the Company and Ocala for such period.

         "EBITDA" means, with respect to the Company and Ocala and for any period, the sum of (a) EBIT of the Company and Ocala for such period, plus (b) depreciation and amortization of the Company and Ocala for such period.

         "Employee Benefit Plan" means any employee benefit plan, as defined in
         Section 3(3) of ERISA, which is, previously has been or will be established or maintained by any member of a Controlled Group.

         "Employment Agreement" means collectively, the form of Employment Agreement attached hereto as Exhibit C to be executed by and between the Company and Donald E. Whitson, and the form of Employment Agreement attached hereto as Exhibit D to be executed by and between the Company and John Jul, Brian Day, John Jordon and George A. Yurch at the earlier to occur of (i) one (1) year from the date of this Agreement in the event the Merger has not been consummated or (ii) immediately upon becoming aware that (A) the Merger Agreement has been terminated or (B) good faith negotiations between the Company and Tylan regarding the proposed Merger have ceased.

         "Environmental Laws" means all federal, state, or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to (a) Polluting Substances or (b) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Event of Bankruptcy" means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by the Company of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction which shall not be dismissed or stayed within thirty (30) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within 30 days.

         "Event of Default" is defined in Section 8.1.

         "Excess Interest" is defined in Section 2.8.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Holder" when used in reference to the Senior Subordinated Note and/or the Senior Subordinated Obligations, means the Person or Persons (not to exceed five (5) Persons in the aggregate at any one time) who, at the time of determination, is/are the lawful owner(s) of all or a portion of the Senior Subordinated Note or an obligee of all or a portion of the Senior Subordinated Obligations. Unless otherwise provided in this Agreement, in each instance that the Holders are required to request or consent in concert to an action, the Holders will be deemed to have requested or consented to such action if the Holders of a majority-in-interest of the Senior Subordinated Note so request or consent.

         "Impositions" is defined in Section 6.9.

         "Indebtedness" means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than one hundred twenty (120) days past due, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d) or (e), excluding trade accounts payable in the ordinary course of business.

         "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

         "Junior Debt Documents" means, collectively, that certain (i) Subordinated Promissory Note dated June 6, 1994, in the original principal amount of $147,359.68, executed by the Company and payable to the order of John Jul, (ii) that certain Subordinated Promissory Note dated June 6, 1994, in the original principal amount of $353,447.83, executed by the Company and payable to the order of Hank McCarrick, and
         (iii) that certain Promissory Note dated May 15, 1992, in the original principal amount of $132,038.30, executed by the Company and payable to the order of Hank McCarrick.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

         "Management Shareholder Agreements" means collectively, (a) that certain agreement dated July 27, 1995 by and between George Yurch and the Company, (b) that certain agreement dated December 17, 1993 by and between John Jordon and the Company, (c) that certain agreement dated July 27, 1995 by and between Brian Day and the Company, (d) that certain agreement dated July 1, 1991 by and between Kaveh Zarkar and the Company, (e) that certain agreement dated November 28, 1988 by and between John Jul and the Company, (f) that certain agreement dated May 9, 1988 by and between Robert J. Barraclough and the Company, (g) that certain agreement dated May 6, 1988 by and between Sam R. Crowe and the Company, (h) that certain agreement dated March 19, 1985 by and between Robert M. Lipsky and the Company and (i) that certain agreement dated November 13, 1995 by and between John Rabbitt and the Company

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition or prospects (financial or otherwise) of the Company or (b) the impairment of the ability of any party to perform its obligations under this Agreement or any of the Other Agreements to which it is a party or of Purchaser to enforce or collect any of the Senior Subordinated Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Maximum Rate" is defined in Section 2.8.

         "Merger" means the merger of the Company with and into Tylan or Tylan Subsidiary.

         "Merger Agreement" means that certain Agreement and Plan of Reorganization dated February 20, 1996, by and among the Company, Tylan Subsidiary and Tylan, setting forth the terms, provisions and conditions regarding the proposed merger of the Company with and into Tylan Subsidiary.

         "Non-Compete Agreement" means the form of Non-Compete Agreement, attached hereto as Exhibit C, by and between the Company and Donald E. Whitson, such form to be executed at the earlier to occur of (i) one
         (1) year from the date of this Agreement in the event the Merger has not been consummated or (ii) immediately upon becoming aware that (A) the Merger Agreement has been terminated or (B) good faith negotiations between the Company and Tylan regarding the proposed Merger have ceased, and any other non-compete agreement hereafter entered into by and between the Company and any other officer of the Company, together with all renewals, modifications, amendments or supplements thereto.

         "Ocala" means Ocala, Inc., a Texas corporation, a Subsidiary of the Company.

         "Ocala Shareholders Agreement" means that certain shareholders agreement dated December 29, 1994 by and among Ronald L. Ewers, Bradley
         A. Ewers, Randall L. Ewers, Gary P. Ewers, Bradley L. Busch, Gregory Scott Thompson, the respective spouses of each of the foregoing, Ocala and the Company.

         "Other Agreements" means the Senior Subordinated Note, the Warrant Documents and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company and delivered to and for the benefit of Purchaser or any Person participating with Purchaser in the Senior Subordinated Note with respect to this Agreement or any of the transactions contemplated by this Agreement.

         "Pension Plan" means any employee pension benefit plan, as defined in
         Section 3(2) of ERISA, which is, was or will be established or maintained by any member of the Controlled Group.

         "Permitted Indebtedness" means (a) any Indebtedness in favor of the Senior Lender under the Senior Loan Agreement and created pursuant thereto, (b) any Indebtedness in favor of Purchaser under this Agreement and/or the Other Agreements and created pursuant thereto, (c) presently existing purchase money Indebtedness incurred by the Company to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section 7.9, and (d) the other Indebtedness set forth on Schedule 11.1(a) and approved by Purchaser.

         "Permitted Investments" means the following:

               (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof), having maturities of not more than twelve (12) months from the date of acquisition;

               (b) time deposits and certificates of deposit (i) of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve months from the date of acquisition or (ii) which are fully insured by the Bank Insurance Fund with maturities of not more than twelve (12) months from the date of acquisition;

               (c) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve (12) months after the date of acquisition;

               (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above; or

               (e) loans or advances from the Company to Ocala in an aggregate amount at any one time not exceeding $1,000,000.

         "Permitted Liens" means (a) Liens in favor of the Senior Lender under the Senior Loan Agreement in effect on the date hereof or created pursuant thereto, (b) Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section
         7.9 hereof, but only so long as (i) such Lien attaches only to the asset so financed, (ii) the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of the purchase price, including installation and freight, of the asset so financed and (iii) no Potential Default or Event of Default has occurred and is continuing,
         (c) Liens for property taxes not yet due, (d) materialmen's, mechanics', worker's, repairmen's, employees' or other like Liens arising against the Company in the ordinary course of business, in each case which are either not delinquent or are being contested in good faith and by appropriate actions or proceedings conducted with due diligence and for the payment of which adequate reserves in accordance with GAAP have been established with respect thereto to the reasonable satisfaction of Purchaser, (e) deposits to secure payment of worker's compensation, unemployment insurance or other social security benefits and (f) Liens disclosed on Schedule 11.1(b) and approved by Purchaser.

         "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

         "Polluting Substances" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

         "Potential Default" means the occurrence of any condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Prepayment Fee" is defined in Section 2.2 and includes any Prepayment Fee arising as a result of Purchaser's exercise of its rights and remedies under Section 8.2.

         "Property" means all real property owned, leased or operated by the Company.

         "Public Offering" means an offering of securities pursuant to a registration statement declared effective by the United States Securities and Exchange Commission.

         "Purchaser" means Purchaser, together with all of its respective transferees, successors and assigns of all or any portion of the Senior Subordinated Note or the Senior Subordinated Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Company, and shall include, but not be limited to, each and every "Holder" as defined herein. With respect to any right or action to be taken by Purchaser under this Agreement, the term Purchaser means (a) so long as Purchaser is a Holder, Purchaser, and (b) if Purchaser is no longer a Holder, Holders representing a majority in interest of the Senior Subordinated Obligations.

         "Reportable Event" means (i) any of the events set forth in Sections 4043(b) (other than a merger, consolidation or transfer of assets in which no Pension Plan involved has any unfunded benefit liabilities), 4068(f) or 4063(a) of ERISA, (ii) any event requiring any member of the Controlled Group to provide security under Section 401(a)(29) of the Code, or (iii) any failure to make payments required by Section 412(m) of the Code.

         "Senior Debt" means, at any given time, the Indebtedness (whether now outstanding or hereafter incurred) of the Company and Ocala, Inc. in respect of the Senior Loan Agreement, in a principal amount not to exceed $12,000,000 in revolving loans and $2,000,000 in term loans (less the aggregate amount of principal payments made by the Company to the Senior Lender under such term loans), plus interest, fees, expenses, indemnities and all other amounts payable under the Senior Loan Agreement and any notes, security documents, guaranties or other loan documents referred to therein or pursuant thereto, secured by all assets of the Company.

         "Senior Debt Interest Expense" means with respect to the Company and Ocala and for any period, the interest charges paid or accrued during such period (including imputed interest on Capital Lease Obligations but excluding amortization of debt discount and expense and excluding capitalized interest) on Debt.

         "Senior Loan Documents" means the Senior Loan Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto.

         "Senior Lender" means Comerica Bank-Texas, its respective successors and assigns, and any Person who replaces or refinances the Senior Loans under the terms set forth in Section 7.1(c).

         "Senior Loan Agreement" means the Credit Agreement between the Company, Ocala, Inc. and the Senior Lender, dated as of March 14, 1996, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder.

         "Senior Loan Documents" means the Senior Loan Agreement and the agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto.

         "Senior Loans" means revolving loans in the maximum principal amount of $12,000,000 and terms loans in the maximum principal amount of $2,000,000 made to the Company and Ocala, Inc. by the Senior Lender under the Senior Loan Agreement and any permitted replacements and refinancings thereof.

         "Senior Subordinated Note" means a term promissory note issued to Purchaser pursuant to this Agreement in substantially the same form as Exhibit A attached hereto, together with all renewals, modifications, extensions, substitutions and replacements thereof.

         "Senior Subordinated Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company to Purchaser to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

         "Senior Subordination Agreement" means that certain Senior Subordination Agreement of even date herewith executed by the Company, the Senior Lender and Purchaser pursuant to which the relative priorities of the Senior Lender and Purchaser with respect to the repayment of Senior Debt and the Senior Subordinated Obligations are established, and all amendments and modifications thereto.

         "Shareholder" means, collectively, Donald E. Whitson, Leo E. Whitson, Leo E. Whitson 1996 Trust and Marguerite K. Whitson.

         "Shareholder Agreement" means the Shareholder Agreement dated as of the Closing Date by and among the Company, the Purchaser and the Shareholder.

         "Subsidiary" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person if it is a trust, association or other unincorporated organization.

         "Tangible Net Worth" means, with respect to the Company and Ocala at the time of calculation, all amounts which, in conformity with GAAP, would be included as shareholder equity on a consolidated balance sheet of the Company and Ocala plus the Senior Subordinated Obligations and the Junior Debt: provided, however, there is excluded therefrom; (a) any note receivable or account receivable from any Affiliate or Subsidiary of the Company or from any employee or shareholder of the Company or any Affiliate or Subsidiary of the Company, (b) any amount attributable to treasury shares, (c) goodwill, including any amounts however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (d) patents, trademarks, trade names and copyrights, and (e) all other assets which are properly classified as intangible assets under GAAP.

         "Termination Date" means the earliest to occur of (a) March 14, 2001,
         (b) the date on which the Senior Subordinated Note is accelerated pursuant to Article VIII, or (c) the date on which the Senior Subordinated Obligations are paid in full.

         "Termination Event" means (a) a Reportable Event, (b) the termination of a Pension Plan which has unfunded benefit liabilities (including an involuntary termination under Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or
         (e) the appointment of a trustee to administer a Pension Plan under
         Section 4042 of ERISA.

         "Total Debt" means, with respect to any Person, all liabilities, obligations and reserves of each of the Company and Ocala, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on the consolidated balance sheet of the Company and Ocala or would be required to be disclosed in a financial statement, including, without limitation or duplication (a) all obligations of each of the Company and Ocala for borrowed money, (b) all obligations of each of the Company and Ocala evidenced by bonds, debentures, notes and other similar instruments, (c) all obligations of each of the Company and Ocala issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers in the ordinary course of business), (d) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which either of the Company and Ocala is liable as lessee, (e) all guarantees, endorsements, and other contingent obligations of each of the Company and Ocala with respect to the obligations of other Persons of the type described in (a) through (d) preceding including, but not limited to, any obligations to acquire any of such obligations, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such obligations and/or to assure the owner of any of such obligations and/or to assure the owner of any of such obligations against loss with respect thereto, (f) all reimbursement obligations, contingent or otherwise, in respect of letters of credit, surety and appeal bonds and performance bonds or similar instruments assuring any other person of the performance of any act or acts or the payment of any obligation, (g) all indebtedness referred to in clauses (a), (b),
         (c), (d), (e) or (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by either of the Company and Ocala, even though the Company and Ocala have not assumed or become liable for the payment of such Debt, and (h) liabilities in respect of unfunded vested benefits under any Employee Benefit Plans.

         "Total Debt Interest Expense" means, with respect to the Company and Ocala and for any period, the interest charges paid or accrued during such period (including imputed interest on Capital Lease Obligations but excluding amortization of debt discount and expense and excluding capitalized interest) on Total Debt of the Company and Ocala.

         "Total Liabilities" means, with respect to the Company and Ocala at the time of calculation, all amounts which in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of the Company and Ocala.

         "Transfer" is defined in Section 12.5 hereof.

         "Transferee" means any Person to whom a Transfer is made.

         "Tylan" means Tylan General, Inc., a Delaware corporation.

         "Tylan Subsidiary" means Tylan General Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Tylan.

         "Warrant" means the warrant to purchase up to ten percent (10%) of the Company's common stock (on a fully diluted basis), as the same may be adjusted from time to time pursuant to the terms and conditions of the Warrant Documents.

         "Warrant Documents" means, collectively, (a) the Warrant, (b) the Warrant Purchase Agreement dated as of the Closing Date executed by and among the Company, Purchaser and the Shareholder, with respect to the issuance to Purchaser of the Warrant, and (c) the Shareholders Agreement, as each of the foregoing may be amended from time to time.

         "Working Capital" means, with respect to the Company and Ocala, the excess of Current Assets of the Company and Ocala over Current Liabilities of the Company and Ocala.

Terms which are defined in other Sections of this Agreement shall have the meanings specified therein. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

         11.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done, unless specified otherwise, in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement. The financial statements and other information furnished to Purchaser pursuant to subsections 4.2 and 6.1 have been or shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided, that the Company shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by the Company; (b) changes in accounting principles recommended by the Company's certified public accountants and implemented by the Company; and (c) changes in carrying value of the Company's (or any of its Subsidiaries') assets, liabilities or equity accounts.

         11.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

XII.     MISCELLANEOUS

         12.1 Expenses. The Company agrees to pay (a) all out-of-pocket expenses of Purchaser (including reasonable fees, expenses and disbursements of Purchaser's outside counsel) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Senior Subordinated Note, the Other Agreements, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof; and (b) if an Event of Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel or Purchaser in any way or respect arising in connection with or relating to any of the events or actions described in this Article XII shall be payable by the Company to Purchaser, on demand, and shall be additional Senior Subordinated Obligations secured under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges; facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. The Company agrees to indemnify Purchaser from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Other Agreements, and any documents executed in connection therewith.

         12.2 Indemnification. IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER AGREEMENTS, THE COMPANY HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS PURCHASER AND ANY OTHER HOLDERS, AND EVERY AFFILIATE OF ANY OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS' FEES AND EXPENSES (INCLUDING ANY OF THE SAME ARISING OUT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE COMPANY, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         12.3 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to Purchaser at the address specified on Annex I hereto or to such other address as Purchaser may in writing designate, (b) if to any other Holder, addressed to such Holder at such address as such Holder may in writing designate, and (c) if to the Company, addressed to the Company at the address set forth next to its name on the signature pages hereto or to such other address as the Company may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

         12.4 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchaser at the closing of the purchase of the Senior Subordinated Note, and
(c) financial statements, certificates and other information previously or hereafter furnished to Purchaser, may be reproduced by Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

         12.5 Assignment, Sale of Interest. The Company may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Company hereby consents to Purchaser's participation, sale, assignment, transfer or other disposition (collectively, a "Transfer"), at any time or times hereafter, of this Agreement, or the Other Agreements to which the Company is a party, or of any portion hereof or thereof, including, without limitation, Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. In connection with any Transfer, any Transferee shall make the representations and warranties set forth in Article III of this Agreement. In connection with any Transfer, the Company agrees to cooperate fully with Purchaser and any potential Transferee. Such cooperation shall include, but is not limited to, cooperating with any audits or other due diligence investigation undertaken by any potential Transferee.

         12.6 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12.7 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 12.3.

         12.9 Reliance on and Survival Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) shall be deemed to be material and to have been relied upon by Purchaser, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, and (b) shall survive the delivery of this Agreement and the Senior Subordinated Note until all obligations owing by the Company to the Purchaser under this Agreement shall have been satisfied.

         12.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Senior Subordinated Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         12.11 LAW GOVERNING. THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN PART IN THE STATE OF TEXAS. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

         12.12 WAIVERS; MODIFICATION. NO PROVISION OF THIS AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

         12.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND PURCHASER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT,

TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR SUBORDINATED NOTE OR ANY DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF PURCHASER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         12.14 The Act. This Agreement, the Other Agreements and all transactions contemplated hereby and thereby are subject to provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.

         IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                            COMPANY:

                                            SPAN INSTRUMENTS, INC.

                                            By: /s/ Brian R. Day
                                                --------------------------------
                                                Brian Day
                                                Chief Financial Officer

                                            Company's Address for Notices:

                                            2201 Avenue K
                                            Plano, Texas 75074
                                            Attn:  Mr. Brian Day
                                            Facsimile: (214) 422-2165

                                            with a copy to:

                                            Gardere & Wynne, L.L.P.
                                            1601 Elm Street, Suite 3000
                                            Dallas, Texas  75201
                                            Attn: Mr. Richard L. Waggoner, Esq.
                                            Facsimile: (214) 999-4667

                                PURCHASER:

                                STRATFORD CAPITAL PARTNERS, L.P.

                                By:  Stratford Capital GP Associates, L.P.
                                Its: General Partner

                                     By:  Stratford Capital Corporation
                                     Its: General Partner

                                          By: /s/ John Farmer
                                              ----------------------------------
                                              John Farmer
                                              Managing Director and Treasurer

                                     ANNEX I

                                       TO

                             NOTE PURCHASE AGREEMENT

                        Information Concerning Purchaser

Purchaser:    STRATFORD CAPITAL PARTNERS, L.P.

Aggregate Principal Amount of
Senior Subordinated Notes:        $5,000,000

Denomination of Warrant:          Representing 10% of the common stock of the
                                  Company

Address for notices:              200 Crescent Court
                                  Suite 1650
                                  Dallas, Texas 75201
                                  Attn:  John Farmer, Managing Partner
                                  Facsimile: (214) 740-7340

With a copy to:                   Hughes & Luce, L.L.P.
                                  1717 Main Street, Suite 2800
                                  Dallas, Texas 75201
                                  Attn: Larry A. Makel, Esq.
                                  Facsimile: (214) 939-6100

Payments to be made
by wire transfer to:              Texas Commerce Bank National Association
                                  2200 Ross Avenue
                                  Dallas, Texas 75201
                                  ABA Routing #:  1130-0060-9
                                  Account #:  08805173695
                                  For the Account of: Stratford Capital
                                  Partners, L.P.
                                  Re:  Span Instruments, Inc

                           WARRANT PURCHASE AGREEMENT



         Warrant Purchase Agreement (this "Agreement") made as of March 14, 1996, by and among SPAN INSTRUMENTS, INC., a Texas corporation (the "Company"), Donald E. Whitson, Leo E. Whitson, Leo E. Whitson 1996 Trust and Marguerite K. Whitson (collectively, the "Shareholder"), and STRATFORD CAPITAL PARTNERS, L.P., a Texas limited partnership (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, the Shareholder owns beneficially and of record 64.38% of the issued and outstanding capital stock of the Company;

         WHEREAS, the Company and the Purchaser have entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement with the Purchaser;

         WHEREAS, the Company, the Shareholder and the Purchaser have entered into a Shareholder Agreement (the "Shareholder Agreement") dated of even date with this Agreement; and

         WHEREAS, the Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement only if, among other things, the Company and the Shareholder enter into, and perform under, this Agreement and the Shareholder Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Shareholder and the Company, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms have the meanings indicated:

         Act.  This term is defined in Section 3.01(k).

         Additional Securities.  This term is defined in Section 2.08(a)(iv).

         Adjustment Event. Any event in which (a) the Company issues any shares of Capital Stock in an Adjustment Public Offering for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Put Option with respect to such Holder; (b) any Shareholder sells, transfers, pledges or otherwise disposes of any Capital Stock for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Put Option with respect to such Holder; (c) any Person acquires Capital Stock in connection with the acquisition of the beneficial ownership of more than fifty percent (50%) of the voting securities of the Company, or acquires Capital Stock and the right to elect a majority of the members of the Company's board of directors for a consideration per share or unit that exceeds the amount received per share by any such Holder in connection with the exercise of such Put Option; (d) the Company sells all or a majority of its assets or revenue or income generating capacity for such amount of consideration that, if the Company were liquidated on the date that such sale is consummated, the holders of any class of Capital Stock would receive per share distributions exceeding the amount received per share by any such Holder in connection with the exercise of such Put Option; or (e) the Company participates in any merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or a majority of its assets or revenue or income generating capacity, directly or indirectly, in which the holders of any class of Capital Stock receive per share consideration for, or distributions with respect to, their shares in an amount that exceeds the amount received per share by such Holder in connection with the exercise of such Put Option.

         Adjustment Public Offering. Each primary public offering of shares of any class of Capital Stock pursuant to a registration statement filed with the Commission.

         Affiliate. With respect to any Person, (a) a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any Person of which such Person or such Person's spouse is an officer, director, security holder of not less than ten percent (10%) of the Capital Stock (on a fully diluted basis), partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, security holder of not less than ten percent (10%) of the Capital Stock (on a fully diluted basis), partner, or, in the case of a trust, the beneficiary or trustee of such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

         Agreement.  This term is defined in the preamble.

         Appraised Value. The value determined in accordance with the following procedures. For a period of thirty (30) days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised

         Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Holders and the Company (the "Appraiser"). If the Holders and the Company cannot agree on an Appraiser within fifteen
         (15) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within twenty-one (21) days after the end of the Negotiation Period and those two Appraisers shall select within twenty-five (25) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne equally by the Company and the Purchaser. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

         Appraiser.  This term is defined in the definition of Appraised Value.

         Average Market Value. The average of the Closing Price for the security in question for the thirty (30) trading days immediately preceding the date of determination.

         Book Value. With respect to shares of Common Stock, an amount equal to the quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Company shown on the consolidated balance sheet of the Company as of the date of the Valuation Event in question minus (y) the total consolidated liabilities of the Company as shown on the consolidated balance sheet of the Company as of the date of the Valuation Event by (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event. For the purposes of this Agreement, the Book Value of the shares of Common Stock will be determined by the independent certified public accountants then retained by the Company as described in Section 4.06.

         Buyer. This term is defined in Section 5.02(a)(ii) of the Shareholder Agreement.

         Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

         Closing Date.  March 14, 1996.

         Closing Price.

                  (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

                  (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate.

         Common Stock.  The common stock, no par value, of the Company.

         Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

         Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

         Company. Span Instruments, Inc. and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary. No specific reference to a Subsidiary in any provision of this Agreement or the Shareholder Agreement shall create any implication that any Subsidiary is not included in any reference to the Company in any other provision of this Agreement or the Shareholder Agreement.

         Co-Sell Shares. This term is defined in Section 5.04(d) of the Shareholder Agreement.

         Co-Sellers. This term is defined in Section 5.04(d) of the Shareholder Agreement.

         Dilution Fee. This term is defined in Article III of the Shareholder Agreement.

         Election Notice. This term is defined in Section 5.02(b) of the Shareholder Agreement.

         Employment Agreement. This term is defined in Section 11.1 of the Note Agreement.

         Excess Consideration. The amount that a Holder would have realized following the Adjustment Event had the Put Option not been exercised by such Holder until such time, minus the amount that such Holder realized due to the exercise of the Put Option; provided, however, that the amount of Excess Consideration will in all events be deemed to be at least zero.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Exchange Common Stock. This term is defined in Section 6.12 of the Shareholder Agreement.

         Exchange Company. This term is defined in Section 6.12 of the Shareholder Agreement.

         Exchange Notice. This term is defined in Section 6.12 of the Shareholder Agreement.

         Exercise Price. The price per share specified in Section 2.03 as adjusted from time to time pursuant to the provisions of this Agreement.

         Fair Market Value. (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and (b) as to all securities not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by the board of directors of the Company at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders, the Fair Market Value of such securities and other property will be the Appraised Value.

         Holders. The Purchaser, and all Persons (not to exceed five (5) Persons in the aggregate at any one time) holding Registrable Securities, except that neither the Company nor any Shareholder nor any Affiliate of the Company or the Shareholder will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that the Holders are required to request or consent in concert to an action, the Holders will be deemed to have requested or consented to such action if the Holders of a majority-in-interest of the Registrable Securities so request or consent.

         Indemnified Party. This term is defined in Section 6.01 and in Section
         10.01 of the Shareholder Agreement.

         Initial Holders. The Purchaser and any Affiliate of the Purchaser to which any of the Warrants or any part of or interest in the Warrants is assigned.

         Intellectual Property.  This term is defined in Section 3.01(g).

         Issuable Warrant Shares. Shares of Common Stock or Other Securities issuable on exercise of the Warrants.

         Issued Warrant Shares. Shares of Common Stock or Other Securities issued on exercise of the Warrants.

         Management Shareholder Agreements. This term is defined in Section 11.1 of the Note Agreement.

         Material Adverse Effect. (a) A material adverse effect upon the business, operations, properties, assets, condition or prospects (financial or otherwise) of the Company or (b) the impairment of the ability of any party to perform its obligations under this Agreement or the Shareholder Agreement or of Purchaser to enforce or collect any of the Senior Subordinated Obligations (as defined in the Note Agreement). In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         Merger.  This term is defined in Section 2.08(e).

         Merger Agreement. That certain Agreement and Plan of Reorganization dated February 20, 1996, by and among the Company, Tylan Subsidiary and Tylan, setting forth the terms, provisions and conditions regarding the proposed merger of the Company with and into Tylan Subsidiary.

         Negotiation Period. This term is defined in the definition of Appraised Value.

         New Securities. Any Capital Stock other than Warrant Shares and other than the Permitted Stock.

         Non-Compete Agreement. This term is defined in Section 11.1 of the Note Agreement.

         Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement of even date with this Agreement between the Company and the Purchaser and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Agreement.

         Note. All or any portion of the Senior Subordinated Note (as defined in the Note Agreement) and any and all documents evidencing the indebtedness under the Note and any refinancing, refunding, or replacement of the Note.

         Notice of Sale. This term is defined in Section 5.02(a) of the Shareholder Agreement.

         Ocala. Ocala, Inc., a Texas corporation, a Subsidiary of the Company.

         Ocala Shareholder Agreement. This term is defined in Section 11.1 of the Note Agreement.

         Other Securities. Any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants.

         Permitted Stock. Common Stock or options or warrants to acquire Common Stock, constituting, in the aggregate, ten percent (10%) or less of the outstanding Common Stock, issued or reserved for issuance to present and future key management of the Company pursuant to a management incentive program.

         Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

         Purchaser.  This term is defined in the preamble.

         Put Option. This term is defined in Section 4.01 of the Shareholder Agreement.

         Put Option Closing. This term is defined in Section 4.05 of the Shareholder Agreement.

         Put Option Period. This term is defined in Section 4.01 of the Shareholder Agreement.

         Put Price. This term is defined in Section 4.02 of the Shareholder Agreement.

         Put Shares. The Warrant Shares plus any other shares of Capital Stock owned from time to time by a Holder.

         Qualified Initial Public Offering. The first firm commitment underwritten public offering of Common Stock to the general public under the Securities Act completed by the Company and resulting in net proceeds (before underwriting discounts and commissions) to the Company of an amount equal to or in excess of $15,000,000.

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         Registrable Securities. (a) the Issuable Warrant Shares and (b) the Issued Warrant Shares that have not been previously sold to the public.

         Related Party. An entity wholly owned by a Selling Shareholder or one or more Related Parties.

         Selling Shareholder. This term is defined in Section 5.02 of the Shareholder Agreement.

         Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

         Senior Lender. Comerica Bank-Texas, and its successors and assigns, and any Person who replaces or refinances the Senior Loans (as defined in the Note Agreement) under the terms set forth in Section 7.1(c) of the Note Agreement.

         Senior Loan Agreement. The Credit Agreement by and among the Company, Ocala, Inc. and the Senior Lender, dated as of March 14, 1996, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder.

         Senior Loan Documents. The Senior Loan Agreement and all agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments thereto.

         Shareholder.  This term is defined in the preamble.

         Shareholder Agreement. This term is defined in the preamble and includes the Shareholder Agreement dated as of the Closing Date between the Company, the Purchaser, and the Shareholder in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference.

         Shareholder Group. Collectively, Don Whitson, Leo Whitson Leo E. Whitson 1996 Trust and Marguerite Whitson.

         Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

         Tylan.  Tylan General, Inc., a Delaware corporation.

         Tylan Subsidiary. Tylan General Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Tylan.

         Valuation Event. This term is defined in the definition of Fair Market Value.

         Warrant Agreement. This term is defined in the preamble to the Shareholder Agreement and includes this Agreement and all documents related to this Agreement as this Agreement may be amended from time to time.

         Warrants. The Warrants referred to in Section 2.01, dated as of the Closing Date, issued to Initial Holders, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrants.

         Warrant Shares. The Issued Warrant Shares and the Issuable Warrant Shares.

         Whitson Option Agreements. This term is defined in Section 11.1 of the Note Agreement.


                                   ARTICLE II
                                   THE WARRANT

         2.01 The Warrant. On the Closing Date, Purchaser agrees to purchase from the Company for the purchase price set forth beneath the name of Purchaser on the signature page of this Agreement, and the Company agrees to issue to Purchaser, a Warrant in substantially the form attached to this Agreement as Annex B and incorporated in this Agreement by reference to purchase the number of shares of Common Stock set forth beneath the name of Purchaser on the signature page of this Agreement, all in accordance with the terms and conditions of this Agreement.

         2.02 Legend. The Company will deliver to Purchaser on the Closing Date one or more certificates representing the Warrant purchased by such Purchaser in such denominations as such Purchaser requests. Such certificates will be issued in the Purchaser's name or in the name or names of its designee or designees, as the case may be. It is understood and agreed that the certificates evidencing the Warrants will bear the following legend:

         "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

         "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF MARCH 14, 1996, BY AND AMONG SPAN INSTRUMENTS, INC. (THE "COMPANY"), DONALD E. WHITSON, LEO E. WHITSON, LEO E. WHITSON 1996 TRUST AND MARGUERITE K. WHITSON (COLLECTIVELY, THE "SHAREHOLDER") AND STRATFORD CAPITAL PARTNERS, L.P. (THE "PURCHASER") (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

         2.03 Exercise Price. The Exercise Price per share will be $.01 for each share of Common Stock covered by the Warrants; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by all Warrants exceed $100, whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the Warrants may be exercised.

         2.04     Exercise.

                  (a) Unless canceled pursuant to Section 2.08(e) hereof, each of the Warrants may be exercised at any time or from time to time on or after the earlier of (i) the first anniversary of the Closing Date or (ii) immediately upon the Company becoming aware that (A) the Merger Agreement has been terminated, or (B) good faith negotiations between the Company and Tylan regarding the proposed Merger have ceased (it being the express obligation of the Company to notify Purchaser in writing of the occurrence of the events referenced in clauses (A) or
         (B) above) and prior to five (5) years after the date the Note is paid in full, on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise any Warrant, in whole or in part, the Holder will deliver to the Company at the address designated by the Company pursuant to Section 6.06, (x) a written notice of such Holder's election to exercise its

         Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise, (y) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and (z) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within three (3) Business Days, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or such other name as designated in such notice. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant, is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate of certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase a number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrants, or, at the request of such Holder, appropriate notation may be made on the Warrant and the Warrant returned to such Holder.

                  (b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check, certified or official bank check, (ii) cancellation of any debt owed by the Company to the Holder, or (iii) cancellation of Warrants, valued at Fair Market Value. If the Holder surrenders a combination of cash or cancellation of any debt owed by the Company to the Holder or Warrants, the Holder will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that a Holder may designate that any cash to be remitted to a Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

         2.05 Taxes. The issuance of any Common Stock or Other Securities upon the exercise of the Warrant will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

         2.06 Warrant Register. The Company will, at all times while any of the Warrants remain outstanding and exercisable, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of any Warrant.

         2.07 Transfer and Exchange. The Warrants and all options and rights under the Warrants are transferable, as to all or any part of the number of Issuable Warrant Shares purchasable upon its exercise, by the Holders of the Warrants, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrants at the principal offices of the Company, together with the form of transfer authorization attached to the Warrants duly executed; provided, however, such transfers will be made only in compliance with applicable state securities laws and to Persons that the transferor in good faith believes to be an "accredited investor" as such term is defined in Regulation D under the Securities Act. In connection with any such transfer of the Warrants, any transferee shall make the representations and warranties set forth in Section 3.02 of this Agreement. Absent any such transfer and subject to the Shareholder Agreement, the Company may deem and treat the registered Holders of the Warrants at any time as the absolute owners of the Warrants for all purposes and will not be affected by any notice to the contrary. If any Warrant is transferred in part, the Company will, at the time of surrender of such Warrant, issue to the transferee a Warrant covering the number of Issuable Warrant Shares transferred and to the transferor a Warrant covering the number of Issuable Warrant Shares not transferred.

         2.08     Adjustments to Number of Shares Purchasable.

                  (a) The Warrants will be exercisable for the number of shares of Common Stock in such manner that, following the complete and full exercise of the Warrant of each Holder, the amount of Common Stock issued to all Holders will equal the aggregate number of shares of Common Stock set forth beneath the name of the Purchaser on the signature pages of this Agreement, as adjusted, to the extent necessary, to give effect to the following events:

                           (i) In case at any time or from time to time, the holders of any class of Common Stock or Common Stock Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                                    (A)      consideration (other than cash) by
                           way of dividend or distribution; or

                                    (B)      consideration (including cash) by
                           way of spin-off, split-up, reclassification
                           (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

                  other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(a)(ii) and (iii)), then, and in each such case, the Holders, on the exercise of the Warrants, will be entitled to receive for each share of Common Stock issuable under the

                  Warrants as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or Common Stock Equivalent or to which such holder is entitled less the amount of any Dilution Fee actually and irrevocably paid to such Holders. All such consideration receivable upon exercise of the Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution.

                           (ii) If at any time there occurs any stock split, stock dividend, reverse stock split, or other subdivision of the Common Stock, then the number of Issuable Warrant Shares and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

                           (iii) In case of any reclassification or change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger or share exchange of the Company with or into, another Person, or in case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Company, the Company, or such successor or other Person, as the case may be, will provide in writing that the Holder of this Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock or Common Stock Equivalent that this Warrant entitles the Holder to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section 2.08(a)(i) and otherwise in this Agreement). Any such successor Person, which thereafter will be deemed to be the Company for purposes of the Warrants, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this Section 2.08.

                           (iv) If at any time the Company issues or sells any shares of any Common Stock or any Common Stock Equivalent at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent) less than the Exercise Price or the then current Fair Market Value per share of Common Stock immediately prior to the time such Common Stock or Common Stock Equivalent is issued or sold (the "Additional Securities"), then:

                                    (A)      the Exercise Price will be reduced
                           to the lower of the prices calculated by:

                                             (I)      dividing (x) an amount
                                    equal to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale, by
                                    (y) the total number of shares of Common
                                    Stock outstanding immediately after such issuance or sale on a fully diluted basis; and

                                             (II)     multiplying the then
                                    existing Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, (y) divided by the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (II), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Company (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

                                    (B)      the number of shares of Common
                           Stock for which any of the Warrants may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be equal to the product of the number of shares of Common Stock purchasable under such Warrants immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

                           (v) In case any event occurs as to which the preceding Sections 2.08(a)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holder may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holder and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne by the Company.

                  (b) The Company and the Shareholder will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, each of the Company and the Shareholder will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims and (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under the Warrants. Without limiting the generality of the foregoing, the Company represents and warrants that the board of directors of the Company has determined the Exercise Price to be adequate and the issuance of the Warrants to be in the best interests of the Company.

                  (c) Any calculation under this Section 2.08 will be made to the nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

                  (d) The Company will not issue any Capital Stock other than Common Stock and Common Stock Equivalents, and will not permit any Subsidiary to issue any Capital Stock (other than the shares of Capital Stock owned directly by the Company on the Closing Date).

                  (e) If the Company (i) successfully completes its proposed merger with and into Tylan or Tylan Subsidiary (the "Merger") and (ii) pays the Note in full, including all principal and interest thereon, together with any applicable Prepayment Fee (as defined in the Note Agreement), both prior to the first anniversary of the Closing Date, the aggregate number of Warrant Shares shall be reduced to zero.

         2.09 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company will issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed.

         2.10 Stock Legend. The Warrants and the Warrant Shares have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Warrants and the Warrant Shares under the Securities Act or under applicable state securities laws at the time of exercise of a Warrant, any stock certificate issued pursuant to the exercise of a Warrant will bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF MARCH 14, 1996 BY AND AMONG SPAN INSTRUMENTS, INC. (THE "COMPANY"), DONALD E. WHITSON, LEO E. WHITSON, LEO E. WHITSON 1996 TRUST AND MARGUERITE K. WHITSON (COLLECTIVELY, THE "SHAREHOLDER") AND STRATFORD CAPITAL PARTNERS, L.P. (THE "PURCHASER") (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY."


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of the Company and the Shareholder. The Company and the Shareholder jointly and severally represent and warrant to the Purchaser that:

                  (a) The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions where the failure to be so qualified would have a Material Adverse Effect. The Company has no Subsidiaries or debt or equity investment in any Person other than Ocala. The Company owns 75% of the equity interest of Ocala free and clear of all liens, claims and encumbrances other than pursuant to Ocala Shareholders Agreement, and no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of Ocala other than pursuant to the Ocala Shareholder Agreement or the assets of Ocala. The Shareholder owns 64.38% of the equity interest of the Company free and clear of all liens, claims, and encumbrances, and no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company, other than pursuant to the Merger Agreement, the Whitson Option Agreements and the Management Shareholder Agreements.

                  (b) Each of the Company and the Shareholder has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Shareholder Agreement, and, in the case of the Company, the Warrants, and the officers of Company and the Shareholder executing and delivering this Agreement, the Shareholder Agreement, and, in the case of the Company, the Warrants are duly authorized to do so. This Agreement, the Shareholder Agreement, and, in the case of the Company, the Warrants have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of the Company and the Shareholder, enforceable in accordance with their respective terms.

                  (c) The execution, delivery, and performance of this Agreement, the Shareholder Agreement, and the Warrants will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company or the Shareholder is a party or by which either of them is bound.

                  (d) As of the Closing Date, the authorized capital stock of the Company consists of 500,000 shares of common stock, no par value, of which 265,699 shares are issued and outstanding. As of the Closing Date, the authorized capital stock of Ocala consists of 1,000,000 shares of common stock, 0.01 par value, of which 100,000 shares are issued and outstanding, of which 75,000 are owned beneficially and of record by the Company. 29,523 shares of Common Stock are reserved for issuance on exercise of the Warrants. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, or similar rights and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and the Management Shareholder Agreements, and except for the Permitted Stock, the Company is not obligated to issue or sell any Capital Stock, and neither the Company nor the Shareholder is party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Shareholder Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

                  (e) The Warrant Shares and other consideration issuable on exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

                  (f) The Company has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its assets free and clear of all liens, pledges, security interests, claims, or other encumbrances except those in favor of the Senior Lender pursuant to the Senior Loan Documents and those assets that are leased by the Company from a third party.

                  (g) The Company has the right to use all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights used in or necessary or desirable to its business as presently, or presently proposed to be, conducted (the "Intellectual Property"), and the use by the Company of the Intellectual Property does not infringe the rights of any other Person. No other Person is infringing the rights of the Company in any of the Intellectual Property. The Company owes no royalties, honoraria, or fees to any Person by reason of its use of any of Intellectual Property.

                  (h) There is not now, and at no time during the term of this Agreement or the Shareholder Agreement will there be, any agreement, arrangement, or understanding involving the Company or the Shareholder, other than this Agreement, the Shareholder Agreement, and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

                  (i) Each of the representations and warranties made by the Company and the Shareholder pursuant to the Note Agreement and the Shareholder Agreement is true and correct.

                  (j) None of the documents, instruments, or other information furnished to the Purchaser by the Company or the Shareholder, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Company or the Shareholder in this Agreement, the Note Agreement, or the Shareholder Agreement, or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to the Purchaser.

                  (k) Small Business Concern. The Company is a "small business concern" as defined in Section 103(5) of the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder (the "Act"), which for purposes of size eligibility meets the applicable criteria set forth in Section 121.802(a)(3) of Title 13 of the Code of Federal Regulations.

         3.02 Representations and Warranties of the Purchaser. The Purchaser, severally and not jointly, represents and warrants to the Company and the Shareholder with respect to itself and not with respect to any other Purchaser:

                  (a) It is a limited partnership duly organized and existing and in good standing under the laws of the state of its organization.

                  (b) It has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Shareholder Agreement, and its partners, officers or agents executing and delivering this Agreement and the Shareholder Agreement are duly authorized to do so. This Agreement and the Shareholder Agreement have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligation of the Purchaser, enforceable in accordance with its terms.

                  (c) It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; and (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Purchaser.

                  (d) Except as otherwise contemplated by this Agreement and the Shareholder Agreement, the Purchaser is acquiring its Warrant and any securities issuable upon exercise of the Warrant for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

                  (e) It agrees that the certificates representing its Warrant and any Issued Warrant Shares will bear the legends referenced in this Agreement, and such Warrant or securities issuable upon exercise of the Warrant and pursuant to the Shareholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

                  (f) It was not formed for the specific purpose of acquiring the Warrants or any Warrant Shares.


                                   ARTICLE IV
                                    COVENANTS

         The Company covenants and agrees (until such time as the Holders cease to own Warrant Shares representing five percent (5%) or more of the Common Stock) as follows:

         4.01 Financial Statements. The Company will keep books of account and prepare financial statements and will cause to be furnished to the Purchaser or other Holder (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

                  (a)      As soon as available, and in any event within ninety
         (90) days after the end of each fiscal year of the Company, beginning with the fiscal year ending August 31, 1996, (i) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of shareholders' equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by a "big six" accounting firm, or other independent certified public accountants of recognized standing selected by the Company and consented to by the Holders, (ii) a certificate delivered to the Holders by such independent certified public accountants confirming the calculations set forth in the officer's certificate delivered to the Holders simultaneously therewith in accordance with Section 4.01(d), and (iii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year, together with a summary analysis of all variances prepared by the Company's management. The annual audit report required by this Agreement will not be qualified or limited. The Purchaser shall receive copies of all reports and material correspondence sent to the Company's management by the auditors.

                  (b) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, other than each fiscal quarter ending August 31, a copy of unaudited consolidated and consolidating financial statements of the Company as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing a balance sheet, statement of income, and statement of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Company for such period with explanations of significant variances.

                  (c) On or before forty-five (45) days prior to the beginning of each fiscal year of the Company, an annual budget or business plan for such fiscal year on a monthly basis, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for each month of such year, and, at the beginning of each fiscal year, all revisions thereto approved by the board of directors of the Company.

                  (d) Concurrently with the delivery of each of the financial statements referred to in Section 4.01(a) and Section 4.01(b), a certificate of an authorized officer of the Company in form and substance satisfactory to the Holders certifying that the financial statements attached have been prepared in accordance with generally accepted accounting principles, consistently applied and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) the consolidated and consolidating financial condition and results of operations of the Company at the date and for the period indicated therein, and containing a narrative report of the business and affairs of the Company that includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period by the Company prior to the beginning of such period.

                  (e) As soon as available, a copy of each (i) financial statement, report, notice, or proxy statement sent by the Company to its shareholders; (ii) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission;
         (iii) material order issued by any
         court, governmental authority, or arbitrator in any material proceeding to which the Company is a party or to which any of its assets is subject; (iv) press release or other statement made available generally by the Company or the Shareholder to the public generally concerning material developments in the business of the Company; and (v) a copy of all correspondence, reports, and other information sent by the Company to any holder of any indebtedness, including, without limitation the Senior Lender.

                  (f) Promptly, such additional information concerning the Company as any Holder may request, including, without limitation, auditor management reports and audit "waive" lists.

         4.02 Laws. The Company will comply with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company.

         4.03 Inspection; Board of Directors. The Company will permit any representative designated by the Holders to (a) visit and inspect any of the properties of the Company; (b) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company. The Company will deliver to Purchaser a copy of the minutes of and all materials distributed at or prior to all meetings of the Board of Directors of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit each Holder (other than Purchaser) to designate one
(1) person, and, provided that Purchaser either (i) has not designated a director under Subsection (d) hereof or (ii) has designated a director under Subsection (d) hereof who is not an employee of Purchaser, permit Purchaser so long as Purchaser is a Holder or owns any stock, warrants or other equity interest in the Company, to designate one (1) person to attend all meetings of the Company's Board of Directors, (b) provide such designee(s) not less than ten
(10) calendar days' actual notice of all regular meetings and five (5) calendar days' actual notice of all special meetings of the Company's Board of Directors,
(c) permit such designee(s) to attend such meetings as an observer, (d) permit Purchaser to designate one (1) Person to serve as a member of the Company's Board of Directors; provided, however, that Purchaser agrees not to designate such Person prior to August 1, 1996, unless a default has occurred under (i) Sections 8.1(a), (c), (f), (g), (j) or (l) of the Note Agreement or (ii) Sections [6.1(a) or 6.1(d)] of the Senior Loan Agreement (as defined in the Note Agreement), and (e) provide to such designees a copy of all materials distributed at such meetings or otherwise to the Directors of the Company. Such meetings shall be held in person at least quarterly. At all times during the term of this Agreement, the Board of Directors will consist of not more than five (5) members, including one (1) individual designated by Purchaser, if Purchaser elects to so designate an individual, pursuant to Subsection (d) above. The Company agrees to compensate the designee of Purchaser referred to in Subsection (d) above in the same manner as each of the other members of the Company's Board of Directors and agrees to reimburse each observer referred to in Subsection (a) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings.

         4.04 Certain Actions. Without the prior written consent of the Holders, which consent may be withheld in the sole discretion of the Holders, the Company will not, and the Shareholder will not permit the Company to:

                  (a) permit to occur any amendment, alteration, or modification of the Articles of Incorporation or Bylaws or other charter or organizational documents of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of Company or the Shareholder under this Agreement, the Warrants, or the Shareholder Agreement;

                  (b) declare or make any dividends or distributions of its cash, stock, property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate of the Company;

                  (c) effect any sale, lease, assignment, transfer, or other conveyance of any portion of the assets or operations or the revenue or income generating capacity of the Company (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company) or to take any such action that has the effect of any of the foregoing;

                  (d) except pursuant to this Agreement or the Shareholder Agreement and except for Permitted Stock, issue or sell, or otherwise dispose of any Capital Stock or Capital Stock of any Subsidiary, dissolve or liquidate, or effect any consolidation or merger involving the Company or any Subsidiary (other than the Merger) or any reclassification, corporate reorganization, stock split or reverse stock split, or other change of any class of Capital Stock;

                  (e) enter into any business that the Company is not conducting on the date of this Agreement or acquire any substantial business operation or assets (through a stock or asset purchase or otherwise);

                  (f) except for the issuance of Permitted Stock, enter into any transaction or transactions with any director, officer, employee, or shareholder of the Company, or any Affiliate or relative of the foregoing except upon terms that, in the opinion of the Holders, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

                  (g) increase beyond the amounts permitted pursuant to the Note Agreement as of the date of this Agreement the amount of benefits payable under any benefit plan in the aggregate, or increase the aggregate amount of salary and any other direct and indirect remuneration (including, but not limited to, employee benefits, professional, management, and consulting fees and expenses, and bonuses under any plans) paid or accrued by the Company during any fiscal year to or for the direct or indirect benefit of any of its officers, directors, or security holders;

                  (h) acquire any debt or equity interest in any Person or establish or acquire a Subsidiary or make any additional capital contribution or purchase any additional equity in any Subsidiary or make any advances or loans to any Subsidiary or transfer any technology or assets to any Subsidiary;

                  (i) modify, amend, terminate or waive any provision of the Employment Agreement, or Non-Compete Agreement or allow or permit Don Whitson to cease to perform the functions of chief executive officer (or president) of the Company;

                  (j) allow the aggregate par value of the Capital Stock subject to the Warrants from time to time to exceed the price payable upon exercise of the Warrants, as adjusted from time to time; or

                  (k) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections (a) through (j) above.

         4.05 Records. The Company and each of its Subsidiaries will keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         4.06 Accountants. The Company will retain independent public accountants who will certify the consolidated and consolidating financial statements of the Company at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company, are terminated, the Company will promptly thereafter notify each Holder and upon the Holders' request, the Company will request the firm of independent public accountants whose services are terminated to deliver (without liability for such firm) to each Holder a letter of such firm setting forth the reasons for the termination of their services and in its notice to each Holder the Company will state whether the change of accountants was recommended or approved by the board of directors of the Company or any committee thereof.

         4.07 Existence. The Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use Intellectual Property.

         4.08     Notice.

                  (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrants), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; (D) the amount and character of any Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made; and (E) such other information as the Holders may reasonably request. Any such notice will be deposited in the United States mail, postage prepaid, at least thirty (30) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within thirty (30) days from the receipt of such notice.

                  (b)      If there is any adjustment as provided above in
         Article II, or if any Other Securities become issuable in lieu of shares of such Common Stock upon exercises of the Warrants, the Company will immediately cause written notice thereof to be sent to each Holder, which notice will be accompanied by a certificate of the independent public accountants of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Company will reissue the Warrant of such Holder in a form conforming to such adjustments.

         4.09 Taxes. The Company will file all required tax returns, reports, and requests for refunds on a timely basis and will pay on a timely basis all taxes imposed on either of it or upon any of its assets, income, or franchises, other than taxes that are being contested by the Company in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been provided for on the Company's books.

         4.10 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as any Warrant is outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and Other Securities, if applicable, to provide for the exercise in full of the rights represented by the Warrants and the exercise in full of the rights of the Holders under the Shareholder Agreement; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrant would require the payment by the Holder of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Shareholder will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

         4.11 Small Business Investment Act. At the request of any Holder, the Company will, and each Shareholder will use his/its best efforts to, promptly correct any defect, error or omission with respect to the Act that may be discovered in the contents of this Agreement or the documents executed in connection herewith or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary for this Agreement and such other documents, and all transactions contemplated thereby, to comply with the Act.

         4.12 Merger. The Company shall promptly provide written notice to the Purchaser immediately upon becoming aware that (i) the Merger Agreement has been terminated, or (ii) good faith negotiations between the Company and Tylan regarding the proposed Merger have ceased.


                                    ARTICLE V
                                   CONDITIONS

         The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

         5.01 Opinion. The Purchaser will have received favorable opinions, dated the Closing Date, from Gardere & Wynne, L.L.P., counsel for the Company covering matters raised by the Note Agreement, this Agreement, the Shareholder Agreement, and such other matters as the Purchaser or their counsel may request, and otherwise in form and substance satisfactory to the Purchaser and its counsel.

         5.02 Note Agreement Conditions. All of the conditions precedent to the obligations of the Purchaser under the Note Agreement will have been satisfied in full.

         5.03 Material Change. There will have occurred no material adverse change in the business, prospects, results, operations, or condition, financial or otherwise, of the Company.

         5.04 Shareholder Agreement. The Company and the Shareholder will have entered into the Shareholder Agreement with Purchaser.

         5.05 Representations and Agreements. Each representation and warranty of the Company and the Shareholder set forth in this Agreement will be true and correct when made and as of the Closing Date, and the Company and the Shareholder will have fully performed all their covenants and agreements set forth in this Agreement.

         5.06 Proceedings; Consents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to the Purchaser and their counsel, and the Purchaser and their counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or such counsel may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

         5.07 Small Business Concern Documents. The Company will have completed, executed and delivered to the Purchaser a Size Status Declaration on SBA Form 480(2-92), a Non-Discrimination Certificate on SBA Form 652-D(8-85) and shall have provided the Purchaser the information necessary to complete the Portfolio Financing Report on SBA Form 1031.

         5.08 Shareholder Waivers. The Purchaser will have received executed waivers from all of the Company's shareholders and employees having preemptive, first refusal, preferential or similar rights on issuances of Capital Stock, waiving any such preemptive, first refusal, preferential or similar right that the undersigned has to purchase any of the Warrants or Warrant Shares to be issued in connection with this Agreement or the Shareholder Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.01 Indemnification. In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Company and the Shareholder jointly and severally agree to and will indemnify and hold harmless the Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the sole or contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company or the Shareholder under this Agreement, the Shareholder Agreement, or under any other agreement to which the Company or the Shareholder is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement.

         6.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

         6.03 Integration. This Agreement and the Shareholder Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and each Holder.

         6.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

         6.05 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

         6.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

         If to the Purchaser, at:      Stratford Capital Partners, L.P.
                                       200 Crescent Court
                                       Suite 1650
                                       Dallas, Texas 75201
                                       Attention:  John Farmer, Managing Partner
                                       Fax: (214) 740-7340

            with courtesy copies to:   Hughes & Luce, L.L.P.
                                       1717 Main Street
                                       Suite 2800
                                       Dallas, Texas  75201
                                       Attn:  Larry A. Makel, Esq.
                                       Fax:  214-939-6100

         If to the Company, at:        Span Instruments, Inc.
                                       2201 Avenue K
                                       Plano, Texas 75074
                                       Attn:  Brian Day, Chief Financial Officer
                                       Fax:  (214) 422-2165

            with courtesy copies to:   Gardere & Wynne, L.L.P.
                                       1601 Elm Street, Suite 3000
                                       Dallas, Texas 75201
                                       Attn: Richard L. Waggoner, Esq.
                                       Fax: (214) 999-4667

         If to the Shareholder, at:    Don Whitson
                                       Leo Whitson
                                       Leo E. Whitson 1996 Trust
                                       Marguerite Whitson
                                       c/o Span Instruments, Inc.
                                       2201 Avenue K
                                       Plano, Texas 75074
                                       Fax:  (214) 422-2165
            with courtesy copies to:   Gardere & Wynne, L.L.P.
                                       1601 Elm Street, Suite 3000
                                       Dallas, Texas 75201
                                       Attn: Richard L. Waggoner, Esq.
                                       Fax: (214) 999-4667

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

         Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

         No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

         6.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         6.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

         6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

         6.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.

         6.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.



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
         6.12 Other Business. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company.

         6.13 CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN THE STATE OF TEXAS, WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF TEXAS, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         6.14 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner of such Registrable Securities, the beneficial owner of Registrable Securities may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by any Holder or Holders or Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise the Warrants as a condition to the registration of such Warrant or Registrable Securities thereunder.

         6.15 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

         6.16 Small Business Investment Act. This Agreement, the other purchase documents executed in connection herewith, and all transactions contemplated hereby and thereby are subject to the provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                        COMPANY:

                                        SPAN INSTRUMENTS, INC.

                                        By: /s/ Brian R. Day
                                            ------------------------------------
                                        Name: BRIAN R. DAY
                                             -----------------------------------
                                        Title: CFO
                                              ----------------------------------



                                        SHAREHOLDER:


                                        /s/ Don E. Whitson
                                        ----------------------------------------
                                        Donald E. Whitson




                                        /s/ Leo E. Whitson
                                        ----------------------------------------
                                        Leo E. Whitson



                                        LEO E. WHITSON 1996 TRUST



                                        By: /s/ Leo E. Whitson, in
                                            ------------------
                                            his capacity as Trustee




                                        /s/ Marguerite K. Whitson
                                        ----------------------------------------
                                        Marguerite K. Whitson

                                        PURCHASER:

                                        STRATFORD CAPITAL PARTNERS, L.P.

                                             By:  Stratford Capital GP
                                                    Associates, L.P.
                                             Its: General Partner

                                                  By:  Stratford Capital
                                                         Corporation
                                                  Its: General Partner

                                                  By: /s/ John Farmer
                                                      --------------------------
                                                      John Farmer
                                                      Managing Director,
                                                        Treasurer

                                        200 Crescent Court, Suite 1650
                                        Dallas, Texas 75201
                                        Attention:  John Farmer
                                        Facsimile: (214) 740-7340

                                        Number of Warrant Shares:  29,523
                                        Purchase Price: $100